                                                                    EXHIBIT 2.02

________________________________________________________________________________
________________________________________________________________________________


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                      CONSOLIDATION CAPITAL CORPORATION,

                             CCC3 ACQUISITION CO.,

                      RIVIERA ELECTRIC CONSTRUCTION CO.,

                                      AND

                         THE SHAREHOLDERS NAMED HEREIN


                    MADE EFFECTIVE AS OF FEBRUARY 27, 1998.


________________________________________________________________________________
________________________________________________________________________________

                               Table of Contents

                                                                            Page
                                                                            ----
1.   THE MERGER............................................................... 2
     1.1   The Merger......................................................... 2
     1.2   Articles of Incorporation; By-laws, Directors and Officers......... 2
     1.3   Effects of the Merger.............................................. 2

2.   CONVERSION AND EXCHANGE OF STOCK......................................... 3
     2.1   Manner of Conversion............................................... 3
     2.2   Base Merger Consideration.......................................... 4
     2.3   Contingent Merger Consideration.................................... 5
     2.4   Exchange of Certificates and Payment of Cash....................... 8

3.   POST CLOSING ADJUSTMENT; PLEDGED ASSETS.................................. 9
     3.1   Post-Closing Adjustment............................................ 9
     3.2   Pledged Assets.....................................................11

4.   CLOSING..................................................................12
     4.1   Location and Date..................................................12
     4.2   Effect.............................................................13

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.......13
     5.1   Due Organization...................................................13
     5.2   Authorization; Validity............................................13
     5.3   No Conflicts.......................................................14
     5.4   Capital Stock of the Company.......................................14
     5.5   Transactions in Capital Stock......................................15
     5.6   Subsidiaries, Stock, and Notes.....................................15
     5.7   Predecessor Status.................................................15
     5.8   Absence of Claims Against the Company..............................15
     5.9   Company Financial Condition........................................15
     5.10  Financial Statements...............................................15
     5.11  Liabilities and Obligations........................................15
     5.12  Accounts and Notes Receivable......................................16
     5.13  Books and Records..................................................16
     5.14  Permits............................................................17
     5.15  Real Property......................................................17
     5.16  Personal Property..................................................18
     5.17  Intellectual Property..............................................19
     5.18  Material Contracts and Commitments.................................19
     5.19  Government Contracts...............................................20
     5.20  Insurance..........................................................21
     5.21  Labor and Employment Matters.......................................21
     5.22  Employee Benefit Plans.............................................22
     5.23  Conformity with Law; Litigation....................................24

     5.24  Taxes..............................................................25
     5.25  Absence of Changes.................................................26
     5.26  Deposit Accounts; Powers of Attorney...............................28
     5.27  Environmental Matters..............................................28
     5.28  Relations with Governments.........................................29
     5.29  Disclosure.........................................................29
     5.30  CCC Prospectus; Securities Representations.........................30
     5.31  Affiliates.........................................................30
     5.32  Location of Chief Executive Offices................................30
     5.33  Location of Equipment and Inventory................................30

6.   REPRESENTATIONS OF CCC AND NEWCO.........................................30
     6.1   Due Organization...................................................31
     6.2   CCC Common Stock...................................................31
     6.3   Authorization; Validity of Obligations.............................31
     6.4   No Conflicts.......................................................31
     6.5   Capitalization of CCC and Ownership of CCC Stock...................32
     6.6   Conformity with Law; Litigation....................................32
     6.7   Disclosure.........................................................32
     6.8   CCC Prospectus.....................................................33
     6.9   Registration Statement.............................................33
     6.10  Investment Intent..................................................33

7.   COVENANTS................................................................33
     7.1   Tax Matters........................................................33
     7.2   Accounts Receivable................................................34
     7.3   Title Insurance and Surveys........................................35
     7.4   Related Party Agreements...........................................35
     7.5   Cooperation........................................................35
     7.6   Conduct of Business Pending Closing................................36
     7.7   Access to Information..............................................37
     7.8   Prohibited Activities..............................................37
     7.9   Notice to Bargaining Agents........................................39
     7.10  Sales of CCC Common Stock..........................................39
     7.11  CCC Stock Options..................................................41
     7.12  Tax Covenant.......................................................41
     7.13  CCC Board Seat.....................................................41
     7.14  D&O Insurance and Indemnification of Directors and
           Officers...........................................................41
     7.15  Tax Free Reorganization Protection.................................42
     7.16  Consulting Payment.................................................42
     7.17  Government Contracts...............................................42
     7.18  CCC Stock..........................................................42
     7.19  Employee Benefits Matters..........................................42
     7.20  Supplemental Financial Certificate.................................43
     7.21  Holding Company....................................................43
     7.22  Profit Sharing Plan Conversion Costs...............................43
     7.23  Indemnification of Shareholder's Purchaser Representative..........44
     7.24  Guaranteed Debt....................................................44

     7.25  Indebtedness.......................................................44
     7.26  Release of Pledges.................................................45
     7.27  Profit Sharing Plan................................................45
     7.28  Shareholders' Agreement............................................45
     7.29  Real Property......................................................45
     7.30  Agreement in Connection with the Shareholder's
           Irrevocable Life Insurance Trust...................................45

8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CCC AND NEWCO.................45
     8.1   Representations and Warranties; Performance of
           Obligations........................................................45
     8.2   No Litigation......................................................46
     8.3   No Material Adverse Change.........................................46
     8.4   Consents and Approvals.............................................46
     8.5   Opinion of Counsel.................................................46
     8.6   Charter Documents..................................................46
     8.7   Quarterly Financial Statements.....................................47
     8.8   Delivery of Closing Financial Certificate..........................47
     8.9   FIRPTA Compliance..................................................47
     8.10  Employment Agreements..............................................47
     8.11  Affiliate Agreements...............................................47
     8.12  Shareholders' Release..............................................47
     8.13  Related Party Receivables and Agreements...........................47
     8.14  Consummation of Group Merger Transaction...........................47
     8.15  Employee Plan Fiduciary Condition..................................47
     8.16  Sale of Stock to ESOP and Conversion of ESOP to a
           Profit Sharing Plan................................................47
     8.17  Sale of Englewood Property and Subsequent Leaseback................48

9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE
     SHAREHOLDERS.............................................................48
     9.1   Representations and Warranties; Performance of Obligations.........48
     9.2   No Litigation......................................................48
     9.3   Consents and Approvals.............................................48
     9.4   Employment Agreements..............................................48
     9.5   Tax Certificate Delivery...........................................48
     9.6   Satisfaction With Shareholder Release and Affiliate Agreements.....49
     9.7   Tax Opinion........................................................49
     9.8   Consummation of Group Merger Transaction...........................49
     9.9   Employee Plan Fiduciary Condition..................................49
     9.10  Board Expansion....................................................49
     9.11  Registration Statement.............................................49
     9.12  No Material Adverse Change.........................................49
     9.13  Officer and Directors of Surviving Corporation.....................49
     9.14  Interim Balance Sheet..............................................49

10.  INDEMNIFICATION..........................................................50
     10.1  General Indemnification by the Shareholders........................50
     10.2  General Indemnification by CCC and Newco...........................50
     10.3  Limitation and Expiration..........................................51
     10.4  Indemnification Procedures.........................................53

     10.5   Survival of Representations Warranties............................54
     10.6   Right to Set Off..................................................54

11.  NONCOMPETITION...........................................................54
     11.1   Prohibited Activities.............................................54
     11.2   Damages...........................................................55
     11.3   Reasonable Restraint..............................................55
     11.4   Severability; Reformation.........................................55
     11.5   Independent Covenant..............................................56
     11.6   Materiality.......................................................56

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION................................56
     12.1   Confidentiality...................................................56
     12.2   Damages...........................................................57

13.  GENERAL..................................................................57
     13.1   Termination.......................................................57
     13.2   Effect of Termination.............................................58
     13.3   Successors and Assigns............................................58
     13.4   Entire Agreement; Amendment; Waiver...............................58
     13.5   Counterparts......................................................59
     13.6   Brokers and Agents................................................59
     13.7   Expenses..........................................................59
     13.8   Specific Performance; Remedies....................................59
     13.9   Notices...........................................................60
     13.10  Governing Law.....................................................61
     13.11  Severability......................................................61
     13.12  Absence of Third Party Beneficiary Rights.........................61
     13.13  Further Representations...........................................61
     13.14  Group Representative and Shareholder Representative...............61
     13.15  Unanimous Written Consent of Shareholders.........................62

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into this 27th day of February, 1998, by and among Consolidation Capital Corporation, a Delaware corporation ("CCC"), CCC3 Acquisition Co., a Colorado
                                      ---
corporation and a newly-formed, wholly-owned subsidiary of CCC ("Newco"), and
                                                                 -----
Riviera Electric Construction Co., a Colorado corporation (the "Company"),  and
                                                                -------
Donald G. White, David M. White, Garry Lawrenz, Vicki Waters, Willis T. Wiedel and Leslie C. Litten (each a "Shareholder" and collectively, the "Shareholders",
                              -----------                         ------------
except that at the Closing (as defined in Section 4.1) the Profit Sharing Plan (as defined in Section 7.19) shall also be a "Shareholder" and the definition of
                                              -----------
"Shareholder" shall include the Profit Sharing Plan, if the Profit Sharing Plan
 -----------
is a Shareholder of the Company immediately prior to the Closing).

                                  BACKGROUND

     WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Company (the "Company Common Stock");
                           --------------------

     WHEREAS, the respective Boards of Directors of Newco and the Company deem it advisable and in the best interests of Newco and the Company (each of which are sometimes herein referred to as the "Constituent Corporations") and their
                                         ------------------------
respective shareholders that the Company merge with and into Newco (the "Merger") pursuant to this Agreement, the Plan of Merger (defined below) and the
 ------
applicable provisions of the laws of the State of Colorado;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, CCC is entering into an Agreement and Plan of Reorganization substantially similar to this Agreement with each of Garfield Electric Company, an Ohio corporation ("Company 1"), Indecon, Inc., an Ohio corporation ("Company
                      ---------                                         -------
2"), Tri-City Electrical Contractors, Inc., a Florida corporation ("Company 3"),
-                                                                   ---------
SKC Electric, Inc., a Kansas corporation ("Company 4"), Town & Country Electric,
                                           ---------
Inc., a Wisconsin corporation ("Company 5") and Wilson Electric, an Arizona
                                ---------
corporation ("Company 6"); and together Company 1, Company 2, Company 3, Company
              ---------
4, Company 5 and Company 6 shall be known collectively as the "Other Group
                                                               -----------
Companies") (the Other Group Companies, together with the Company, shall be
---------
known hereafter collectively as the "Group Companies" and each shall be known
                                     ---------------
individually as a "Group Company"; and this Agreement together with the other
                   -------------
agreements referenced in this clause applicable to the Other Group Companies shall be known hereafter collectively as the "Group Company Agreements");
                                              ------------------------

     WHEREAS, the Boards of Directors of each of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization (a "tax-
                                                                         ---
free reorganization") within the provisions of Sections 368(a)(1)(A) and
-------------------
368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and
                                                                    ----

     WHEREAS, in order to induce CCC to enter into this Agreement and the other agreements comprising the Group Company Agreements, the Company and the Shareholders desire to execute and deliver this Agreement, the effect of which, taken together with the transactions contemplated by the remaining Group Company Agreements (such transactions, including the transaction contemplated by this Agreement, being known hereafter collectively as the "Group Merger
                                                      ------------
Transaction"), will have a direct and beneficial impact on the Company and the
-----------
Shareholders.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.   THE MERGER

     1.1 THE MERGER. At the Effective Time (as defined in Section 4.2), the Company shall be merged with and into Newco pursuant to this Agreement and a Plan of Merger (the "Plan of Merger") substantially in the form attached as
                     --------------
SCHEDULE 1.1 hereto, and the separate corporate existence of the Company shall cease. Newco, as it exists from and after the Effective Time, is sometimes referred to as the "Surviving Corporation." The new corporations into which
                    ---------------------
each of the Other Group Companies will merge in the Group Merger Transaction are referred to collectively, together with the Surviving Corporation, as the Surviving Group Companies. The Surviving Corporation's name will be changed to that of the Company immediately after the Effective Time.

     1.2 ARTICLES OF INCORPORATION; BY-LAWS, DIRECTORS AND OFFICERS. At the Effective Time:

          (a) The Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, which are attached as EXHIBIT 1.2(A), shall be the Articles of Incorporation of the Surviving Corporation unless and until thereafter amended as provided therein and under the laws of the State of Colorado (the "State Corporate Laws"), provided, that the provisions relating to
               --------------------
the indemnification of officers and directors contained therein as amended at the Effective Time shall not be amended until the sixth (6th) anniversary of the Closing Date (as defined in Section 4.1).

          (b) The By-laws of Newco, as in effect immediately prior to the Effective Time, which are attached as EXHIBIT 1.2(B), shall be the By-Laws of the Surviving Corporation unless and until thereafter amended as provided therein and under the State Corporate Laws; provided, that the provisions relating to the indemnification of officers and directors contained therein shall not be amended until the sixth (6th) anniversary of the Closing Date.

          (c) The director(s) of the Surviving Corporation shall be as set forth on SCHEDULE 1.2(C) until his/their successors are elected and qualified, and the initial officers of the Surviving Corporation shall be as set forth on
SCHEDULE 1.2(C) until his/their successors are elected and qualified.

     1.3 EFFECTS OF THE MERGER. The Merger shall have the effects provided therefor by the Colorado Business Corporation Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company or Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of the Company and Newco, and (ii) all debts, liabilities, duties and obligations of the Company and Newco shall become the debts, liabilities, duties and obligations of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of the Company and Newco and neither the rights of creditors nor any liens upon the property of the Company or Newco shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

2.   CONVERSION AND EXCHANGE OF STOCK

     2.1 MANNER OF CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of CCC, Newco, the Company or the Shareholders, the shares of capital stock of each of the Constituent Corporations shall be converted as follows:

          (a)  Capital Stock of Newco. Each issued and outstanding share of
               ----------------------
capital stock of Newco shall continue to be issued and outstanding and shall represent shares of stock of the Surviving Corporation. Each stock certificate of Newco evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b)  Cancellation of Certain Shares of Capital Stock of the Company.
               --------------------------------------------------------------
All shares of capital stock of the Company that are owned directly or indirectly by the Company shall be canceled and no stock of CCC or other consideration shall be delivered in exchange therefor.

          (c)  Conversion of Capital Stock of the Company. Subject to Section
               ------------------------------------------
2.1(d), and Sections 2.2, 2.3, 2.4, 3.1 and 3.2, each issued and outstanding share of Company Common Stock (other than shares to be canceled pursuant to
Section 2.1(b)), that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement (i) an amount of cash equal to the cash portion of the Base Merger Consideration (as defined in
Section 2.2(a)) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b)), (ii) that number of shares of CCC common stock, $.001 par value ("CCC Common Stock"), valued at the Merger Price (as
                         ----------------
defined in Section 2.2(a)), that is equal in value to the CCC Common Stock portion of the Base Merger Consideration (as defined in Section 2.2(a)) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b)), (iii) an amount of cash equal to 50% of the Contingent Merger Consideration (as defined in Section 2.3(a)) divided by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b)), and (iv) that number of shares of CCC Common Stock, valued at the Earn Out Period Average Price (as defined in Section 2.3(b)), that is equal in value to 50% of the Contingent Merger Consideration divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(b)). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the consideration therefor upon the surrender of such certificate in accordance with Sections 2.2 and 2.3 of this Agreement.

          (d)  Fractional Shares. No fractional shares of CCC Common Stock shall
               -----------------
be issued pursuant to this Agreement, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of CCC Common Stock shall receive from CCC an amount of cash equal to the Merger Price or the Earn Out Period Average Price, as applicable (as defined in Sections 2.2(a) and 2.3(b) respectively), multiplied by the fraction of a share of CCC Common Stock to which such holder would otherwise be entitled. The fractional share interests of each Shareholder shall be aggregated, so that no Shareholder shall receive cash in an amount greater than the value of one full share of CCC Common Stock.

     2.2  BASE MERGER CONSIDERATION.

          (a)  For purposes of this Agreement, the "Base Merger Consideration"
                                                    -------------------------
shall be $13,650,000, as adjusted pursuant to this Section 2.2 and Section 3.1. Of the Base Merger Consideration, $6,825,000 shall be paid in cash at Closing (as defined in Section 4.1) in immediately available funds. The remaining $6,825,000 of the Base Merger Consideration shall be paid at Closing in shares of CCC Common Stock valued at a price per share (the "Merger Price") equal to
                                                      ------------
the sum of (i) the closing price of CCC Common Stock on January 29, 1998, plus
(ii) the closing price of CCC Common Stock on the last trading day prior to the Closing Date, plus (iii) the "Interim Period Average" (as such term is defined
                              ----------------------
below), divided by 3. Interim Period Average means the sum of the closing prices of CCC Common Stock on every trading day from and including the date referenced in clause (i) above and through and including the date referenced in clause (ii) above, divided by the number of trading days included in such period. The closing price of CCC Common Stock on a trading day, for purposes of this calculation, shall be the day's last trade price as reported on the Nasdaq National Market (or if no trade price is reported for any such day, the average of the last bid and ask prices for the CCC Common Stock). The shares of CCC Common Stock to be issued in respect of the Base Merger Consideration (subject to adjustment as provided in this Section 2.2 and Section 3.1) shall be registered under the Securities Act of 1933, as amended (the "1933 Act"), and
                                                              --------
approved for quotation on the Nasdaq National Market.

          (b) The calculation of the Base Merger Consideration takes into account (i) the Net Worth (as defined below) of the Company as of February 28, 1998, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, but in any event excluding any increases in
  ----
intangible assets of the Company since the end of the Company's most recently ended fiscal year and until February 28, 1998 (as certified pursuant to Section 8.8, the "Company's Closing Net Worth"), and (ii) the Earnings before Interest
          ---------------------------
and Taxes (as defined below) of the Company, computed in accordance with GAAP consistently applied throughout the period involved but adjusted to reflect the nonrecurring items that are specified on SCHEDULE 2.2(B) hereto, for the twelve month period ended at the close of the Company's most recently ended fiscal year (as certified pursuant to Section 8.8, the "Company's 1997 Adjusted EBIT"). The
                                            ----------------------------
calculation of the Base Merger Consideration assumes that (A) the total (the "Group Closing Net Worth") of the Company's Closing Net Worth and the net worth
 -----------------------
of each of the Other Group Companies as of February 28, 1998 (calculated and certified in the manner specified in each of the Group Company Agreements) is equal to or greater than $31,000,000 (the "Group Net Worth Target") and (B) the
                                           ----------------------
total (the "Group 1997 Adjusted EBIT") of the Company's 1997 Adjusted EBIT and
            ------------------------
the Earnings before Interest and Taxes of each of the Other Group Companies for the twelve month period ended at the close of each Group Company's most recently ended fiscal year (calculated and certified in the manner specified in each of the Group Company Agreements) shall have been equal to or greater than $19,734,000 (the "Group 1997 Adjusted EBIT Target"). For the purposes of this
                  -------------------------------
Section 2.2, "Net Worth" is equal to total assets less total liabilities,
              ---------
"Earnings before Interest and Taxes" is equal to net income (A) plus interest
 ----------------------------------
expense, income taxes, extraordinary items, cumulative effect of accounting changes and discontinued operations and (B) less interest income, and "Group Closing Net Worth" shall include the following items related to the ESOP for SKC Electric, Inc., which are reflected on the balance sheet for SKC Electric, Inc.:
(A) ESOP common stock purchase obligations, and (B) ESOP-related Debt (current and long term) and (C) Unearned ESOP common stock.

          (c) If the Group Closing Net Worth is lower than the Group Net Worth Target, then the Merger Consideration (as defined in Section 2.4(a)) to be delivered to the Shareholders may, at CCC's election, be reduced either (i) at the Closing, by the product of (A) the difference between the Group Net Worth Target and the Group Closing Net Worth times (B) 10% (which reduction shall be pro rata in cash and in CCC Common Stock valued at the Merger Price in the same proportions as the cash and CCC Common Stock components of the Base Merger Consideration as provided in Section 2.2(a)) or (ii) after completion of the Post-Closing Audit (as defined in Section 3.1(b)), in accordance with Section 3.1(b).

          (d) If the Group 1997 Adjusted EBIT is less than the Group 1997 Adjusted EBIT Target, then the Merger Consideration to be delivered to the Shareholders may, at CCC's election, be reduced either (i) at the Closing, by an amount equal to seven multiplied by the product of (A) the difference between the Group 1997 Adjusted EBIT Target and the Group 1997 Adjusted EBIT times (B) 10% (which reduction shall be pro rata in cash and in CCC Common Stock valued at the Merger Price in the same proportions as the cash and CCC Common Stock components of the Base Merger Consideration as provided in Section 2.2(a)) or
(ii) after completion of the Post-Closing Audit (as defined in Section 3.1(b)), in accordance with Section 3.1(b). If the Group 1997 Adjusted EBIT is higher than the Group 1997 Adjusted EBIT Target, then the Merger Consideration to be delivered to the Shareholders at Closing shall be increased at the Closing by an amount equal to seven multiplied by the product of (A) the difference between the Group 1997 Adjusted EBIT and the Group 1997 Adjusted EBIT Target up to a maximum of $1 million times (B) 10%. The amount by which the Group 1997 Adjusted EBIT exceeds the Group 1997 Adjusted EBIT Target, up to a maximum of $1 million, is hereafter referred to as the "EBIT Increase."
                                          -------------

          (e) If, on or prior to the Effective Time, CCC should split or combine the CCC Common Stock, or pay a stock dividend or other stock distribution in CCC Common Stock, or otherwise change the CCC Common Stock into any other securities, or make any other dividend or distribution on the CCC Common Stock (other than normal quarterly dividends, as the same may be adjusted from time to time and in the ordinary course), then the number of shares of CCC Common Stock issuable as the Base Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

     2.3  CONTINGENT MERGER CONSIDERATION.

          (a) For purposes of this Agreement, but subject to the provisions of subsections (i), (ii), and (iii) below, the "Contingent Merger Consideration"
                                             -------------------------------
shall mean an amount up to $3,900,000.

               (i)  $3,900,000 (the "Maximum Earn Out Amount") will be paid,
                                     -----------------------
subject to the provisions of subsection (ii) and (iii) below, if the Earnings before Interest and Taxes of the Surviving Group Companies (as defined below), for the one year period after February 28, 1998 (the "Group Actual Earn Out
                                                      ---------------------
EBIT") is at least equal to the sum of $25,020,000 and the amount, if any, of
----
the EBIT Increase (the "Maximum Earn Out Threshold"). Price Waterhouse LLP,
                        --------------------------
CCC's independent accountant ("CCC's Accountant"), will determine the Group
                               ----------------
Actual Earn Out EBIT and deliver prompt notice of such amount to the Shareholders (the "Earn Out EBIT Notice") with supporting documentation. The
                   --------------------
Shareholders (through the Group Representative as defined in Section 13.14(a)) shall have the right to inspect, audit and make extracts from all of the records, files and books of account of CCC relating to the Group Actual Earn Out EBIT for purposes of verifying the amount of the consideration payable pursuant to Section 2.3, at reasonable times during business hours, upon advance notice to CCC. For purposes of this Section 2.3,

"Earnings before Interest and Taxes of the Surviving Group Companies" is equal
 -------------------------------------------------------------------
to net income computed in accordance with GAAP consistently applied of the Group Companies reflected on the books and records of the Surviving Group Companies and the Holding Company (as defined in Section 7.21 below), which net income (A) shall not reflect (1) the amortization of goodwill and other intangibles recognized by CCC in connection with the acquisition of the Group Companies or any future acquisitions, (2) expenses (including corporate overhead) of CCC other than those expenses incurred for the benefit of the Surviving Group Companies that do not duplicate expenses incurred by the Surviving Group Companies nor exceed the amounts of similar expenses incurred in the most recently ended fiscal year by the Group Companies prior to the Closing or (3) the tax that arises under Section 4978 of the Code, (B) shall reflect (1) depreciation and amortization of assets of the Surviving Group Companies except to the extent such amounts result from an increase in the book value of the assets resulting from the Group Merger Transaction and (2) the expenses under the employment agreement of William P. Love, Jr. with the Holding Company and other expenses reasonably necessary for the operation of the Holding Company in connection with its actions as parent of the Surviving Group Companies and (C) shall be adjusted by (1) adding the amounts of any interest expense, income taxes, extraordinary items, cumulative effect of accounting changes and discontinued operations of the Surviving Group Companies and (2) subtracting the amount of any interest income of the Surviving Group Companies. CCC's Accountant will calculate the Contingent Merger Consideration for each Surviving Group Company and the Group Actual Earn Out EBIT applying the same accounting principles applied by such Group Company (on a company by company basis), with all such computations made (and definitions used) in the same way the computations were made (and definitions were used) by such Group Company prior to the Closing and will conform to the methods of accounting utilized consistently during the calendar years 1996, 1997 and 1998 for each such Group Company, provided in each case that such computations were in accordance with GAAP. If, after the Closing, CCC's Accountant makes conforming adjustments to unify the accounting principles utilized by each of the Group Companies, such adjustments shall have no effect on the calculations made by CCC's Accountant for purposes of this Section 2.3. CCC will provide the Surviving Corporation with a schedule on a quarterly basis detailing expenses incurred for the benefit of the Surviving Group Companies, such schedule to be prepared on a comparative basis to expenses incurred in the prior year by the Group Companies for the same items.

               (ii) If the Group Actual Earn Out EBIT is equal to or less than the sum of $22,043,000 and the amount, if any, of the EBIT Increase (the "Earn
                                                                          ----
Out Threshold"), then no Contingent Merger Consideration will be paid to the
-------------
Shareholders.

               (iii) If the Group Actual Earn Out EBIT is greater than the Earn Out Threshold but less than the Maximum Earn Out Threshold (the difference between the Maximum Earn Out Threshold and the Earn Out Threshold being hereinafter referred to as the "Earn Out Range"), then the Contingent Merger
                                --------------
Consideration will equal the product determined by multiplying (A) the Specified Percentage (as defined below) by (B) the Maximum Earn Out Amount. For purposes of this Agreement, the "Specified Percentage" shall mean a fraction, the
                        --------------------
numerator of which is the amount by which the Group Actual Earn Out EBIT exceeds the Earn Out Threshold and the denominator of which is the Earn Out Range.

          (b) The shareholders of the Group Companies (through the Group Representative) shall have thirty (30) days from the receipt of the Earn Out EBIT Notice to notify CCC if they dispute the amount of the Group Actual Earn Out EBIT. If CCC has not received notice of any such dispute within such 30-day period, the Group Actual Earn Out EBIT contained in the Earn Out EBIT Notice shall be final. If, however, the shareholders (through the Group Representative) have delivered notice of such a dispute to CCC within such 30-day period, then CCC shall, pursuant to Section 2.3(c) below, pay such amount of the Contingent

Merger Consideration that is not subject to any dispute and CCC's Accountant shall select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years and is one of the six largest accounting firms in the United States (or four largest firms if the mergers of accounting firms proposed as of the date of this Agreement have been completed) (each, a "New Accounting Firm") to review the amount of the Group Actual Earn
          -------------------
Out EBIT, the books of the Surviving Group Companies, including the Surviving Corporation, and the Earn Out EBIT Notice (and related information) to determine the amount, if any, that the Group Actual Earn Out EBIT is in error. Such New Accounting Firm shall be confirmed by the former shareholders of the Group Companies through the Group Representative and CCC within five (5) days of its selection, unless there is an actual conflict of interest. The New Accounting Firm shall make its determination of the Actual Group Earn Out EBIT (the "Revised Earn Out EBIT") if any, within thirty (30) days of its selection. The
 ---------------------
Revised Earn Out EBIT shall be final and binding on the parties hereto, and, upon such determination, CCC shall be entitled or required to adjust the Contingent Merger Consideration accordingly. If the Revised Earn Out EBIT is higher than the Group Actual Earn Out EBIT, CCC shall pay to the Shareholders interest, at the Prime Rate (defined below), on the deficiency from the date that is fifteen months after the Closing Date. The costs of the New Accounting Firm shall be borne by CCC if the Revised Earn Out EBIT is higher than the Group Actual Earn Out EBIT and by the former shareholders of the Group Companies in all other cases. For purposes of this Section, the term "Prime Rate" shall mean
                                                         ----------
the annual rate of interest announced by Citibank, N.A. in New York, New York as its prime rate in effect on the Contingent Merger Consideration Payment Date.

          (c) The Contingent Merger Consideration described in Section 2.3 (a), reduced as provided in Section 3.1(c) as appropriate, will be paid 50% in cash and 50% in shares of CCC Common Stock and will be paid in a single lump payment by federal wire transfer of same day funds promptly following the determination of the Group Actual Earn Out EBIT by CCC's Accountant, which shall be made in a timely fashion following expiration of the one (1) year period after the Closing, but in no event shall such payment be made later than the date that is fifteen months after the Closing Date unless the Shareholders dispute the Group Actual Earn Out EBIT in accordance with Section 2.3(b) hereof. For purposes of determining the number of shares of CCC Common Stock that are issuable as part of the Contingent Merger Consideration, the value of each such share shall be equal to the Earn Out Period Average Price. The "Earn Out Period Average Price"
                                                  -----------------------------
means the quotient of (i) the sum of the closing price of a share of CCC Common Stock on the Nasdaq National Market on each trading day from and including the date that is thirty (30) trading days prior to and including the last day of the one year period after the Closing Date (or if no trade price is reported for any such day, the average of the last bid and ask prices for the CCC Common Stock), divided by (ii) 30. The date or dates on which the Contingent Merger Consideration is paid to the Shareholders is hereinafter referred to as the "Contingent Merger Consideration Payment Date." The certificates evidencing CCC Common Stock received as part of the Merger Consideration shall be issued in the denominations and names of the Shareholders as set forth in written instructions delivered by the Shareholders to CCC at least five (5) business days prior to the Closing Date and the Contingent Merger Consideration Date, as applicable. The shares of CCC Common Stock to be issued in respect of the Contingent Merger Consideration shall be registered under the 1933 Act and approved for quotation on the Nasdaq National Market.

          (d) If, on or prior to a Contingent Merger Consideration Payment Date, CCC should split or combine the CCC Common Stock, or pay a stock dividend or other stock distribution in CCC Common Stock, or otherwise change the CCC Common Stock into any other securities, or make any other dividend or distribution on the CCC Common Stock (other than normal quarterly dividends, as the same may be adjusted from time to time and in the ordinary course), then the number of shares of CCC Common stock issuable as the Contingent Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

          (e) If, at any time on or before the first anniversary of the Closing Date, Donald G. White's employment agreement with the Surviving Corporation is terminated by the Surviving Corporation (or its successor), in its capacity as employer, without cause (as defined in Donald G. White's employment agreement), CCC immediately thereupon shall pay to the Shareholders an amount equal to the Maximum Earn Out Amount. CCC acknowledges that such a payment would constitute liquidated damages and not a penalty.

          (f) Except for actions taken by CCC or Newco at the direction of Donald G. White, in his capacity as President of the Surviving Corporation, or one of the presidents of the other Surviving Group Companies, in his capacity as President of such Surviving Group Company, during the one year period after the Closing (the "Earn Out Period"), CCC and Newco (i) will operate the businesses
              ---------------
of the Surviving Group Companies diligently and in the ordinary course and (ii) will not take any actions that would materially change the operations of the businesses of the Surviving Group Companies, including any action that would prevent any of the Surviving Group Companies (A) from conducting its business in the ordinary course or (B) from taking any action necessary to preserve the businesses of the Surviving Group Companies, to keep available to the Surviving Group Companies its employees (with the same salary and bonus structure), or to preserve the Surviving Group Companies' relationships with customers, suppliers and others having business relations with it.

          (g) In the event CCC, Newco or any of their subsidiaries takes any action or omits to take any action which has a direct, quantifiable, negative impact on the Earnings before Interest and Taxes of the Surviving Group Companies or the businesses of the Group Companies as currently being conducted; then, in any such event, the parties, in good faith, shall make reasonable adjustments in the calculation of the Group Actual Earn Out EBIT as may be necessary to neutralize the impact of any such action or omission.

          (h) CCC and Newco agree that separate books and records will be kept for each of the Group Companies during the Earn Out Period.

     2.4  EXCHANGE OF CERTIFICATES AND PAYMENT OF CASH.

          (a)  Delivery of Consideration.  At Closing, in exchange for the
               -------------------------
outstanding shares of capital stock of the Company, CCC shall cause to be made available to the Shareholders the Base Merger Consideration (including cash in an amount sufficient for payment in lieu of fractional shares pursuant to
Section 2.1(d)), as adjusted pursuant to Section 2.2, with all cash payments to be made by federal wire transfer of immediately available funds pursuant to wire transfer instructions provided by the Shareholders at least two business days prior to Closing. The certificates evidencing the CCC Common Stock component of the Base Merger Consideration and the Contingent Merger Consideration (the cash and the CCC Common Stock components of the Base Merger Consideration and the Contingent Merger Consideration are referred to together as the "Merger
                                                                 ------
Consideration") shall bear appropriate legends pursuant to the terms of this
-------------
Agreement and any applicable Affiliate Agreement (as described in Section 8.11), and CCC shall be entitled to issue appropriate stop transfer instructions to its transfer agent consistent with the terms of this Agreement and any applicable Affiliate Agreement.

          (b)  Certificate Delivery Requirements.  At the Effective Time, the
               ---------------------------------
Shareholders shall deliver to CCC the certificates (the "Certificates")
                                                         ------------
representing Company Common Stock owned by them, accompanied by blank stock powers duly executed by each respective Shareholder and with all necessary transfer tax and other revenue stamps, acquired at the Shareholder's expense, affixed and canceled. Each Shareholder shall promptly cure any deficiencies with respect to the stock powers accompanying such Certificates. The Certificates so delivered shall forthwith be canceled. Until delivered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of CCC Common Stock and the amount of cash as provided by this Article 2 and the applicable provisions of the State Corporate Laws.

          (c)  No Further Ownership Rights in Capital Stock of the Company.  All
               -----------------------------------------------------------
CCC Common Stock and cash to be delivered (including CCC Common Stock delivered but withheld pursuant to Section 3.2(a)) upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock, and, following the Effective Time, the Shareholders shall have no further rights to, or ownership in, shares of capital stock of the Company. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.4.

          (d)  Lost, Stolen or Destroyed Certificates.  If any certificates
               --------------------------------------
evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, then CCC shall cause payment to be made in exchange for such lost, stolen or destroyed certificates, upon the delivery to CCC of an affidavit of that fact by the holder thereof, of such shares of CCC Common Stock and cash as provided in Section 2.1; provided, however that CCC may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against CCC with respect to the certificates alleged to have been lost, stolen or destroyed.

          (e)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 2.4, none of the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


3.   POST CLOSING ADJUSTMENT; PLEDGED ASSETS

     3.1  POST-CLOSING ADJUSTMENT.

          (a) The Base Merger Consideration shall be subject to adjustment as specified in this Section 3.1.

          (b) Within ninety (90) days following the Effective Time, CCC shall cause CCC's Accountant to audit (the "Post-Closing Audit") the books of the
                                      ------------------
Company to determine the accuracy of the information relating to the Company's Closing Net Worth and the Company's 1997 Adjusted EBIT as set forth on the Financial Certificates (as defined in Section 7.20) and on the financial certificates of the Other

Group Companies. In determining the accuracy of such information reflected on the Financial Certificates in the course of the Post-Closing Audit, CCC's Accountant shall apply the same accounting methodology used by the Company or the Shareholders, as applicable, in preparing such information; provided that CCC's Accountant shall not be obligated to apply such methodology to the extent inconsistent with GAAP (as modified by Section 2.2(b) above). The Shareholders shall cooperate with CCC and CCC's Accountant after the Closing Date in furnishing information, documents, evidence and other assistance to CCC's Accountant to facilitate the completion of the Post-Closing Audit within the aforementioned time period. Without limiting the generality of the foregoing, within two weeks after the Closing, the Shareholders shall provide CCC's Accountant with the information and/or documents reasonably requested by them. CCC's Accountant will test the Company's Closing Net Worth, the Group Closing Net Worth, the Company's 1997 Adjusted EBIT and the Group 1997 Adjusted EBIT based upon the Post-Closing Audit and the post-closing audits of the Other Group Companies. In the event that CCC's Accountant determines (i) a different amount than the Group Closing Net Worth (the "Actual Closing Net Worth") or (ii) a
                                       ------------------------
different amount than the Group 1997 Adjusted EBIT (the "Actual 1997 Adjusted
                                                         --------------------
EBIT" ), CCC shall promptly deliver a written notice with supporting
----
documentation (the "Financial Adjustment Notice") to the shareholders of the
                    ---------------------------
Group Companies, including the Shareholders, setting forth (A) the determination made by CCC's Accountant of the Actual Closing Net Worth and the Actual 1997 Adjusted EBIT, (B) the amount of the cash portion of the Base Merger Consideration that would have been payable at Closing pursuant to Section 2.2(c) had the Actual Closing Net Worth and the Actual 1997 Adjusted EBIT been used instead of the Group Closing Net Worth and the Group 1997 Adjusted EBIT to determine the need for any adjustments to the Base Merger Consideration pursuant to Sections 2.2(c) and 2.2(d), respectively, and (C) the number of shares issued as part of the Base Merger Consideration that would have been issuable at Closing had the Actual Closing Net Worth and the Actual Adjusted EBIT been used to determine the need for any adjustments to the Base Merger Consideration as set forth in (B) above. The differences between the respective amounts set forth in (B) and (C) and the amounts of the cash and the CCC Common Stock components of the Base Merger Consideration paid pursuant to Section 2.2 (a), as adjusted pursuant to Sections 2.2(c) or 2.2(d), is referred to hereafter as the "Merger
                                                                        ------
Consideration Adjustment." Any increase in the Base Merger Consideration
------------------------
resulting from such Merger Consideration Adjustment shall be owed by CCC to the Shareholders. Any decrease in such Base Merger Consideration resulting from such Merger Consideration Adjustment shall be owed by the Shareholders to CCC. If, on or prior to the payment of the Merger Consideration Adjustment, CCC should split or combine the CCC Common Stock, or pay a stock dividend or other stock distribution in CCC Common Stock, or otherwise change the CCC Common Stock into any other securities, or make any other dividend or distribution on the CCC Common Stock (other than normal quarterly dividends, as the same may be adjusted from time to time and in the ordinary course), then the number of shares of CCC Common Stock issuable as part of the Merger Consideration Adjustment will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change. The shares of CCC Common Stock, if any, to be issued in respect of the Merger Consideration Adjustment shall be registered under the 1933 Act and approved for quotation on the Nasdaq National Market.

          (c) The shareholders of the Group Companies, including the Shareholders, through the Group Representative, shall have thirty (30) days from the receipt of the Financial Adjustment Notice to notify CCC if they dispute such Financial Adjustment Notice. If CCC has not received notice of any such dispute within such 30-day period, (i) CCC shall be entitled to receive promptly pro rata from the Shareholders (which may, at CCC's sole discretion, be from the Pledged Assets as defined in, and subject to the provisions of, Section 3.2 and/or the Contingent Merger Consideration) any Merger Consideration Adjustment owed to CCC and (ii) the Shareholders shall be entitled to receive promptly from CCC any Merger Consideration Adjustment owed to the Shareholders. If, however, the Shareholders (through the

Group Representative) have delivered notice of such a dispute to CCC within such 30-day period, then CCC's Accountant shall select a New Accounting Firm to review the books of the Group Companies including, the Surviving Corporation, the Financial Certificates and the Financial Adjustment Notice (and related information) to determine the amount, if any, of the revised Merger Consideration Adjustment (the "Actual Merger Consideration Adjustment"). Such
                               --------------------------------------
New Accounting Firm shall be confirmed by the Shareholders through the Group Representative and CCC within five (5) days of its selection, unless there is an actual conflict of interest. The New Accounting Firm shall make its determination of the Actual Merger Consideration Adjustment, if any, within thirty (30) days of its selection. The determination made by the New Accounting Firm shall be final and binding on the parties hereto, and, upon such determination, CCC shall be entitled to receive pro rata from the Shareholders (which may, at CCC's sole discretion, be from the Pledged Assets as defined in, and subject to the provisions of, Section 3.2 and/or the Contingent Merger Consideration) the Actual Merger Consideration Adjustment or the Shareholders shall be entitled to receive from CCC the Actual Merger Consideration Adjustment, as applicable. The costs of the New Accounting Firm shall be borne by the party (either CCC or the shareholders of the Group Companies, including the Shareholders) whose amounts, on the Financial Adjustment Notice or its Financial Certificates, as applicable (the "Proposed Numbers"), were further
                                            ----------------
from the determination of the New Accounting Firm of what the amounts should have been (the "Revised Numbers"), or equally by CCC and the shareholders of the
                ---------------
Group Companies, including the Shareholders, in the event that the Revised Numbers are equidistant between the original amounts.

     3.2  PLEDGED ASSETS.

          (a) As collateral security for the payment of any Merger Consideration Adjustment or any indemnification obligations of the Shareholders pursuant to (and subject to the limitations of) Article 10, the Shareholders shall, and by execution hereof do hereby, transfer, pledge and assign to CCC, for the benefit of CCC, a security interest in the following assets (collectively, with respect to all of the Shareholders, the "Pledged Assets"):
                                                             --------------

               (i) at the option of the Shareholders, such Shareholders' pro rata portion of cash and/or shares of CCC Common Stock with a value, based on the Merger Price, equal to ten percent (10%) of the Base Merger Consideration subject to adjustment pursuant to Section 2.2 or Section 3.1 hereof, and the certificates and instruments, if any, representing or evidencing such Shareholder's Pledged Assets;

               (ii) all securities hereafter delivered to any Shareholder with respect to or in substitution for the Shareholder's Pledged Assets, all certificates and instruments representing or evidencing such securities, and all cash and non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event such Shareholder receives any such property, such Shareholder shall hold such property in trust for CCC and shall immediately deliver such property to CCC to be held hereunder as Pledged Assets; and

               (iii) all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

          (b) Each certificate, if any, evidencing a Shareholder's Pledged Assets issued in his or her name in the Merger shall be delivered to CCC directly by the transfer agent, such certificate bearing no restrictive or cautionary legend other than those imprinted by the transfer agent at CCC's request in accordance with the terms and provisions of this Agreement. Each Shareholder shall, at the Closing, deliver to CCC, for each such certificate, a stock power duly signed in blank by him. Any cash comprising a Shareholder's Pledged Assets shall be withheld by CCC from distribution to the Shareholder and placed by CCC into an interest bearing custodial account that is not commingled with any assets of CCC or any of its subsidiaries. All shares of CCC Common Stock comprising a Shareholder's Pledged Assets shall not be commingled with the assets of CCC or any of its subsidiaries.

          (c) The Pledged Assets shall be available to satisfy any Merger Consideration Adjustment and any indemnification obligations of each Shareholder pursuant to (and subject to the limitations of) Article 10 until the date which is one year after the Effective Time (the "Release Date"). On the Release Date,
                                           ------------
CCC shall release such pledge and return or cause to be returned to the Shareholders the Pledged Assets (including the interest earned on any cash portion of the Pledged Assets of each Shareholder and including dividends and distributions with respect to shares of CCC Common Stock subject to pledge), less Pledged Assets having an aggregate value equal to the amount of (i), in the discretion of CCC, the Actual Merger Consideration Adjustment under Section 3.1,
(ii) any finally adjudicated claim (to the extent not fully satisfied) or any pending claim for indemnification made by any Indemnified Party (as defined in Article 10) subject to the limitations of Article 10, and (iii) any indemnification obligations of any Shareholder pursuant to Article 10 subject to the limitations of Article 10 to the extent previously paid from the Pledged Assets. For purposes of the preceding sentence and Article 10, the CCC Common Stock held as Pledged Assets shall be valued at (x) the Merger Price with respect to the Actual Merger Consideration Adjustment under Section 3.1 and (y) the average of the closing price on the Nasdaq National Market per share of CCC Common Stock for the five trading days prior to the satisfaction of an indemnification obligation (or if no trade price is reported for any such day, the average of the last bid and ask prices for the CCC Common Stock) with respect to indemnification obligations pursuant to Article 10. Notwithstanding the foregoing or anything to the contrary herein, the Shareholders shall be entitled to satisfy any claims relating to the Pledged Assets, including but not limited to any indemnification pursuant to Article 10 hereof or any Merger Consideration Adjustment, with cash, in lieu of shares of CCC Common Stock constituting Pledged Assets.

          (d) While any shares of CCC Common Stock remain subject to the pledge set forth herein, and pending the disbursement thereof in accordance with this
Section 3.2, the Shareholders shall have all the rights of shareholders of CCC with respect to such shares (including without limitation the right to vote such shares in accordance with their respective interest therein and the right to receive dividends and distributions thereon), except (i) the right of possession thereof, (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of such shares or any interest therein and (iii) the right to possession of any dividends or other distributions received in respect thereof.

          (e) Notwithstanding the foregoing provisions of this Section 3.2, the Pledged Assets of any Shareholder that is a Profit Sharing Plan (as defined in Section 7.19) shall be held by a third party agent and upon terms reasonably acceptable to CCC and the fiduciaries of such Shareholder.


4.   CLOSING

     4.1 LOCATION AND DATE. The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at
                                                  -------
the offices of Morgan, Lewis & Bockius LLP, 1800 M Street, NW, Washington, D.C. 20036, on March 10, 1998, providing that all conditions to

Closing shall have been satisfied or waived, or at such other time, place and date as CCC, the Company and the Shareholders may mutually agree, which date shall be referred to as the "Closing Date."
                             ------------

     4.2 EFFECT. On the Closing Date, the articles of merger, certificate of merger, or other appropriate documents executed in accordance with the State Corporate Laws (the "Merger Documents"), together with any required officers'
                     ----------------
certificates, shall be filed in accordance with the provisions of the State Corporate Laws. The Merger shall become effective upon such filings or at such later time as may be specified in such filings (the "Effective Time").
                                                     --------------


5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

     To induce CCC and Newco to enter into this Agreement and consummate the transactions contemplated hereby, each of the Company (with respect to representations relating to the Company only) and the Shareholders (other than those Shareholders set forth on SCHEDULE 5, except for the representations and warranties with respect to themselves contained in Section 5.2, 5.3, 5.4, 5.8 and 5.30, who shall not be deemed to be making any representations or warranties under this Agreement), jointly and severally, represent and warrant to CCC and Newco, as follows (for purposes of this Agreement, the phrases "knowledge of the
                                                                ----------------
Company" or the "Company's knowledge," or words of similar import, mean the
-------          -------------------
actual knowledge of the directors and officers of the Company.

     5.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Company taken as a whole, provided that the foregoing shall not include any material adverse effect attributable to (a) factors affecting the electrical contracting industry generally, (b) general national, regional or local economic or financial conditions, (c) changes in governmental or legislative laws, rules or regulations, or (d) actions taken by CCC or any affiliate of CCC ("Material
                                                                      --------
Adverse Effect").  SCHEDULE 5.L hereto contains (i) a list of all jurisdictions
--------------
in which the Company conducts business and (ii) a list of all jurisdictions in which the Company is authorized or qualified to do business as a foreign corporation. The Company is in good standing in all jurisdictions where the failure to be in good standing would have a Material Adverse Effect. The Company has delivered to CCC or given CCC access to true, complete and correct copies of the Articles of Incorporation and By-laws of the Company. Such Articles of Incorporation and By-laws are collectively referred to as the "Charter Documents." The Company is not in violation of any Charter Documents.
 -----------------
The minute books, original stock ledger and corporate seal of the Company have been made available to CCC and are correct and, except as set forth in SCHEDULE 5.1, complete in all material respects.

     5.2 AUTHORIZATION; VALIDITY. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each Shareholder has the full legal right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and the Shareholders and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     5.3 NO CONFLICTS. Except as set forth on SCHEDULES 5.3 OR 5.14, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

          (a) conflict with, or result in a breach or violation of, any of the Charter Documents;

          (b) other than such as would not, individually or in the aggregate, have a Material Adverse Effect, conflict with, or result in a default (or an event that would constitute a default but for the requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of the Company's properties pursuant to (i) any law or regulation to which the Company or any Shareholder or any of their respective property is subject, or (ii) any judgment, order or decree to which the Company or any Shareholder is bound or any of their respective property is subject;

          (c) result in termination or any impairment of any material permit, license, franchise, surety bond, insurance coverage, contractual right or other authorization of the Company;

          (d) violate any material law, order, judgment, rule, regulation, decree or ordinance to which the Company or any Shareholder is subject or by which the Company or any Shareholder is bound; or

          (e)  require the consent of any third party.

     5.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, no par value, of which 320,200 shares are issued and outstanding. Except as disclosed in SCHEDULE 5.4, all of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Shareholders in the respective amounts set forth on SCHEDULE 5.4, free and clear of all Liens (defined below). All of the issued and outstanding shares of the capital stock of the Company were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the capital stock of the Company. For purposes of this Agreement, "Lien" means any mortgage, security interest, pledge, hypothecation,
            ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     5.5 TRANSACTIONS IN CAPITAL STOCK. Except as disclosed in SCHEDULE 5.5, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, which may obligate the Company to issue, sell or otherwise cause to become outstanding any shares of capital stock. Except as disclosed in SCHEDULE 5.5, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     5.6  SUBSIDIARIES, STOCK, AND NOTES.

          (a) Except as set forth on SCHEDULE 5.6(A), the Company has no subsidiaries.

          (b) Except as set forth on SCHEDULE 5.6(B), the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

          (c) Except as set forth on SCHEDULE 5.6(C), there are no promissory notes that have been issued to, or are held by, the Company.

     5.7 PREDECESSOR STATUS. SCHEDULE 5.7 sets forth a list of all names of all predecessor companies of the Company, including the names of any entities from which the Company previously acquired substantially all of the assets. Except as set forth in SCHEDULE 5.7, the Company has never been a subsidiary or division of another corporation.

     5.8  ABSENCE OF CLAIMS AGAINST THE COMPANY. Except as set forth in
SCHEDULE 5.8, no Shareholder has any claims against the Company.

     5.9 COMPANY FINANCIAL CONDITION. The Company's net worth calculated in accordance with GAAP, consistently applied, including intangible assets, as of the end of its most recently ended fiscal year (the "Year-End Net Worth") was
                                                     ------------------
not less than $1,104,000.

     5.10 FINANCIAL STATEMENTS. SCHEDULE 5.10 includes true, complete and correct copies of the Company's audited balance sheet as of December 31, 1997 (the "Balance Sheet Date") and 1996 (December 31, 1997 being the end of its most
      ------------------
recently completed fiscal year), and income statements and statements of cash flows for the years ended December 31, 1997, 1996 and 1995 (collectively, the "Audited Financials").
 ------------------

     5.11 LIABILITIES AND OBLIGATIONS.

          (a) The Company is not liable for or subject to any liabilities except for:

               (i) those liabilities reflected on the Interim Balance Sheet (as defined in Section 9.14) and not previously paid or discharged;

               (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement that is not required to be listed on SCHEDULE

5.18(A) and those liabilities under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement.

               (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material; and

               (iv)  those liabilities set forth on SCHEDULE 5.11.

          (b) The Company has provided to CCC, in the case of those liabilities which are not fixed or are contested, its good faith estimate of the maximum amount which may be payable.

          (c) SCHEDULE 5.11 also includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the Company has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company or the Surviving Corporation would require additional material expenditures of capital.

          (d)  For purposes of this Section 5.11, the term "liabilities" shall
                                                            -----------
include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured. SCHEDULE 5.11 contains a complete list of all indebtedness of the Company as of the Balance Sheet Date.

      5.12 ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as SCHEDULE 5.12 is an accurate list, as of a date not more than five (5) business days prior to the date hereof, of the accounts and notes receivable of the Company (including without limitation receivables from and advances to employees, former employees and the Shareholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). On the Closing Date, the Company will deliver to CCC an
 --------------------
accurate list, as of a date not more than five (5) business days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business or such other valid obligations arising from receivables from and advances to employees, former employees or the Shareholders. The Accounts Receivable are current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). Subject to such reserves and except for retainage, each of the Accounts Receivable will be collected in full, without any set-off, within ninety (90) days after the Closing Date (or with respect to those Accounts Receivable specified on SCHEDULE 5.12, within the number of days after the Closing specified for each such Account Receivable). To the Company's knowledge, there is no contest, claim, or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

      5.13 BOOKS AND RECORDS. The Company has made and kept books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company.

      5.14 PERMITS. Except as set forth on SCHEDULE 5.14, the Company owns or holds all material licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "Permits"). The Permits are valid, and the
                                      -------
Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. Except as set forth on
SCHEDULE 5.14, no present or former officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, except where such non-compliance or violation would not have a Material Adverse Effect. Except as set forth on SCHEDULES 5.3 or 5.14, the transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any Permit.

      5.15 REAL PROPERTY.

           (a)  For purposes of this Agreement, "Real Property" means all of the
                                                 -------------
Company's interest in real property, including without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or used by the Company, together with any additions thereto or replacements thereof.

           (b) As of the Closing Date, the Company has no fee ownership in any Real Property.

           (c) SCHEDULE 5.15(C) contains an accurate description as of the date of this Agreement of all Real Property (including street address, legal description (where known), owner and Company's use thereof) and, to the Company's knowledge, any Liens other than for:(A) liens for current taxes not yet due and payable, (B) easements, covenants, conditions, restrictions, rights of way and title defects reflected in the public records, and any matters which would be reflected in a current, accurate survey of the owned Real Property and which do not individually, or in the aggregate, materially interfere with the right or ability of CCC to use or operate the owned Real Property as the owned Real Property is currently used by the Company, (C) liens securing indebtedness for borrowed money that CCC or one of its affiliates has agreed to assume at Closing, as set forth on SCHEDULE 5.15(C)(I), (D) landlord's liens and liens for property taxes not delinquent, (E) statutory liens that were created in the ordinary course of business not delinquent, (F) restrictions or rights granted to governmental authorities under applicable law, (G) zoning, building, or similar restrictions relating to or affecting property, and (H) all matters of record, including leasehold interests in real property owned by others and operating leases for personal property and leased interests in property leased to others (collectively, "Permitted Encumbrances").
                          ----------------------

           (d) Except as set forth on SCHEDULE 5.15(D): (i) the Company holds no interest as landlord in any Real Property; (ii) the Company has a valid leasehold interest in all the Real Property listed as leased by the Company on
SCHEDULE 5.15(C) (the "leased Real Property"); (iii) the Company is not in
                       --------------------
default of any of its obligations under any lease relating to the leased Real Property, nor has an event occurred which, with the giving of notice or the passage of time, could become an event of default; (iv) the Company has no knowledge of any default by the landlord under any lease relating to the leased Real Property; (v) the Company has paid all rent under each lease relating to the leased Real Property with respect to the period through the Closing Date; and (vi) the Company has not exercised any termination or purchase option under any lease relating to the leased Real Property nor has the Company exercised any renewal or extension under any lease relating to the leased Real Property with respect to any renewal or extension period that will commence after the date hereof (other than renewals or extensions that have been disclosed to CCC).

           (e) The Company has provided CCC with true and complete copies of each lease relating to the leased Real Property and all amendments, renewals, extensions, modifications or supplements thereto, and all correspondence pursuant to which any party to any of such leases declared a default thereunder or provided notice of the exercise of any option granted to such party under such lease.

           (f) Except as provided on SCHEDULES 5.15(C) OR 5.3, none of the leases relating to the leased Real Property requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

           (g) As soon as possible after the date hereof, the Shareholders or a Person (as defined in Section 7.10(a) below) controlled by such Shareholders (the "Englewood Purchaser") will purchase the property known as 2101 and 2107 West College Avenue, Englewood, CO (the "Englewood Property") from the Company and will fully satisfy the two mortgage loans identified on SCHEDULE 5.8. The Company and the Shareholders have provided CCC with a [form of purchase agreement/term sheet] as set forth on EXHIBIT 5.15(G).

           (h) Immediately upon the sale of the Englewood Property, the Englewood Purchaser will lease the Englewood Property to the Company. The Company and the Shareholders have provided CCC with a [form of lease/term sheet] as set forth on EXHIBIT 5.15(H).

      5.16 PERSONAL PROPERTY.

           (a) SCHEDULE 5.16(A) sets forth a complete and accurate list of all personal property included on the Interim Balance Sheet and all other personal property owned or leased by the Company with a current book value for any one item in excess of $10,000 both (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and an indication as to which assets are currently owned, or were formerly owned, by any Shareholder or business or personal affiliates of any Shareholder or of the Company.

           (b) The Company currently owns or leases all personal property necessary to conduct the business and operations of the Company as they are currently being conducted.

           (c) All of the trucks and other material machinery and equipment of the Company, including those listed on SCHEDULE 5.16(A), are in good working order and condition, ordinary wear and tear excepted. All leases set forth on
SCHEDULE 5.16(A) are in full force and effect and constitute valid and binding agreements of the Company, and the Company is not in breach of any of their material terms. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed on SCHEDULE 5.16(A).

      5.17 INTELLECTUAL PROPERTY.

           (a) The Company and its subsidiaries own or possess adequate and enforceable licenses or other rights to use (including foreign rights), all copyrights, patents, trade names, trade secrets, registered and unregistered trademarks, service marks, trade dress, franchises, domain names and similar rights now used or employed in the business of the Company and its subsidiaries (the "Intellectual Property") and such rights will not cease to be valid rights
      ---------------------
of the Company and its subsidiaries by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

           (b) SCHEDULE 5.17 sets forth a list of all of the Intellectual Property of the Company and its subsidiaries. SCHEDULE 5.17 also sets forth:
(i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country; (ii) for each trademark and service mark, the application serial number or registration number, the classes of goods and services covered and the expiration date for each country in which a trademark or service mark has been registered; and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. SCHEDULE 5.17 includes all unregistered and common law rights to Intellectual Property that are material to the Company. The Intellectual Property listed on SCHEDULE 5.17 is all such property used by the Company or any of its subsidiaries in connection with their businesses. True, correct and complete copies of all patents (including all pending applications), trademark and service mark registrations and pending applications, and copyright registrations and pending applications, owned, controlled, created or used by or on behalf of the Company and its subsidiaries have been provided to CCC. All pending patent applications have been duly filed.

           (c) Neither the Company nor any of its subsidiaries has any obligation to compensate any person for the use of any Intellectual Property, and neither the Company nor any of its Subsidiaries has granted to any person any license, option, or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not, other than licenses to the Company of franchises or licenses in the ordinary course of business.

           (d) Neither the Company nor any of its subsidiaries has received any notice of invalidity or infringement of any rights of others with respect to the Intellectual Property. No person has notified the Company or any of its subsidiaries that it is claiming any ownership of or right to use such Intellectual Property. No person, to the knowledge of the Company, is infringing upon any such Intellectual Property in any way, except where such use would not have a Material Adverse Effect on the Company. To the knowledge of the Company after reasonable investigation, the use of the Intellectual Property by the Company and its subsidiaries does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Intellectual Property, and no action has been instituted against or notices received by the Company or any subsidiary that are presently outstanding alleging that the use of the Intellectual Property infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property.

      5.18 MATERIAL CONTRACTS AND COMMITMENTS.

           (a) As of the date of this Agreement, SCHEDULE 5.18(A) contains a complete and accurate list of each contract, commitment, lease, instrument, agreement, license or permit, written or oral, to which the Company is a party or by which it or its properties are bound (including without limitation, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) to which the Company on the one hand and on the other hand any affiliate of the Company or any officer, director or shareholder of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or
  ------------------------
liabilities exceeding, during the current term thereof, $50,000 individually, or that may generate revenues or income exceeding, during the current term thereof, $50,000 individually (collectively with the Related Party Agreements, the "Material Contracts"); or (iii) that provides rights to indemnification to any
 ------------------
current or former directors, officers, employees or agents of the Company. Other than as disclosed on SCHEDULE 5.18(A), the Company has provided CCC with access to true, complete and correct copies of the Material Contracts. Other than as disclosed on SCHEDULE 5.18(A) the Company has complied with all of its material commitments and obligations, is not in default under any of the Material Contracts, has no contracts under which the work has been substantially delayed or changed for which proper compensation is not expected, has no pending or expected claims in excess of $50,000 against a prime contractor or owner in connection with completed work or work in progress, and has no notice of default has been received with respect to any thereof, and there are no Material Contracts that were not negotiated at arm's length.

           (b)  Each Material Contract, except those terminated pursuant to
Section 7.4, is valid and binding on the Company and is in full force and effect and, to the knowledge of the Company and the Shareholders, is not subject to any default thereunder by any party obligated to the Company pursuant thereto.

           (c)  The outstanding balance on all loans or credit agreements either
(i) between the Company and any Person in which any Shareholder owns a material interest, or (ii) guaranteed by the Company for the benefit of any Person in which any Shareholder owns a material interest, are set forth in SCHEDULE 5.18(C) as of the date indicated therein.

           (d) The pledge, hypothecation or mortgage of all or substantially all of the Company's assets (including, without limitation, a pledge of the Company's contract rights under any Material Contract) will not, except as set forth on SCHEDULE 5.18(D), (i) result in the breach or violation of, (ii) constitute a default under, (iii) create a right of termination under, or (iv) result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the assets of the Company (other than a lien created pursuant to the pledge, hypothecation or mortgage described at the start of this
Section 5.18(d)) pursuant to any of the terms and provisions of, any Material Contract to which the Company is a party or by which the property of the Company is bound.

      5.19 GOVERNMENT CONTRACTS.

           (a) Except as set forth on SCHEDULE 5.19, the Company is not a party to any government contracts (i) with any local government agency or instrumentality that may give rise to obligations or liabilities exceeding, prior to any renewal thereof, $50,000 individually, or that may generate revenues or income exceeding, prior to any renewal thereof, $50,000 individually, or (ii) with any agency or instrumentality of the United States Government or any state government.

           (b) The Company has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, to the knowledge of the Company and the Shareholders, has any suspension or debarment action been threatened or commenced. To the knowledge of the Company and the Shareholders, there is no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government or any state or local government.

           (c) Except as set forth on SCHEDULE 5.19, as of the date of this Agreement, the Company has not been, nor is it now being, audited, or investigated by any government agency, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the knowledge of the Company and the Shareholders, has such audit or investigation been threatened.

           (d) Except as set forth on SCHEDULE 5.19, as of the date of this Agreement, the Company has no material dispute pending before a contracting office of, nor any current claim (other than the Accounts Receivable) pending against, any agency or instrumentality of the United States Government or any state or local government, relating to a contract.

           (e) As of the date of this Agreement, the Company has not, with respect to any government contract, received a cure notice advising the Company that it is or was in default or would, if it failed to take remedial action, be in default under such contract.

           (f) The Company has not submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a contract to any agency or instrumentality of the United States Government or any state or local government that would be contrary to any current rules and regulations.

           (g) To the knowledge of the Company and the Shareholders, no employee, agent, consultant, representative, or affiliate of the Company is in receipt or possession of any competitor or government proprietary or procurement sensitive information related to the Company's business under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

           (h) Each of the Company's government contracts has been issued, awarded or novated to the Company in the Company's name.

           (i) Except as set forth on SCHEDULE 5.19, the Company's cost accounting records are presently in conformance with the requirements of the Federal Acquisition Regulations to the extent applicable.

      5.20 INSURANCE. SCHEDULE 5.20 sets forth, as of the date of this Agreement, an accurate list of all insurance policies carried by the Company and all insurance loss runs or workmen's compensation claims received for the past two policy years. The Company has delivered to CCC or given CCC access to true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts that to the knowledge of the Company, are customarily carried by persons conducting businesses similar to that of the Company. The insurance carried by the Company with respect to its properties, assets and business is, to the Company's knowledge, with financially sound insurers. To the knowledge of the Company, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

      5.20 LABOR AND EMPLOYMENT MATTERS. Except as set forth in SCHEDULE 5.21, as of the date of this Agreement, with respect to employees of and service providers to the Company:

           (a) the Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting minimum wage and overtime payments, employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

           (b) there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company pending or, to the Company's knowledge, threatened, before the National Labor Relations Board or any other comparable authority;

           (c) there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's knowledge, threatened, against or directly affecting the Company;

           (d) to the Company's knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years;

           (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's knowledge, no claims therefor exist or have been threatened;

           (f) the employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; and

           (g) to the knowledge of the Company, all persons classified by the Company as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

      5.22 EMPLOYEE BENEFIT PLANS. Attached hereto as SCHEDULE 5.22 are complete and accurate copies of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multiemployer plans and all multiple employer welfare arrangements (as defined in Sections 3(3), (1),
(2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored
                      -----
by the Company, or to which the Company currently contributes, or has an obligation to contribute in the future (including, without limitation, any such plan or arrangement created by any agreements, including any employment agreements and any other agreements containing "golden parachute" provisions and
                                                ----------------
deferred compensation agreements disclosed in SCHEDULE 5.18(A)), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"). To the best of the Company's knowledge,
                            -----
SCHEDULE 5.22 sets forth each plan or arrangement that would have been an employee pension or welfare benefit plan but for its termination within the past three years.

     To the best of the Company's knowledge, all Plans are in material compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in material accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a)
----------------
of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of SCHEDULE 5.22. To the Company's knowledge, to the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Closing Date. To the Company's knowledge, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed except to the extent that the failure to file or distribute such reports or documents would not subject the Company to any material penalty. None of: (i) any Shareholder; (ii) to the knowledge of the Company, any Plan; or
(iii) the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA which could result in the imposition of a material penalty under ERISA or a material tax under the Code, except in accordance with an applicable exemption or except any such prohibited transaction that results from the conversion of the ESOP to a Profit Sharing Plan (as defined) in Section 7.19 below) and the consequent holding by the Profit Sharing Plan of a promissory note in favor of the Company. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and the Company does not currently have (nor at the Closing Date will have) any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") with respect to
                                                          ----
any such Plan under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty; and neither the Company nor any member of a "controlled
                                                                    ----------
group" (as defined in ERISA Section 4001(a)(14)) currently has (or at the
-----
Closing Date will have) any obligation whatsoever to contribute to any "multiemployer pension plan" (as defined in ERISA Section 4001(a)(13), nor has
 --------------------------
any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further, within the last three years, except as set forth on SCHEDULE 5.22:

          (a) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and, where required, approval by the Internal Revenue Service;

          (b) no Plan which is subject to the provisions of Title IV of ERISA has been terminated;

          (c)  there have been no "reportable events" (as that phrase is defined
                                   -----------------
in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

          (d) the valuation of assets of any Qualified Plan subject to Title IV of ERISA, as of the Closing Date, shall equal or exceed the actuarial present value of all accrued pension benefits under such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

          (e)  with respect to Plans which qualify as "group health plans" under
                                                       ------------------
Section 4980B of the Internal Revenue Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), and to the Company's knowledge, the Company has complied (and on the
 ------
Closing Date will have complied), in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the Company has no (and will incur no) direct or indirect liability and is not (and will not be) subject to any material loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the Company with respect to such group health plans;

           (f) the Company has not been a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

           (g) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding (other than routine claims for benefits) and to the Company's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or any governmental or other proceeding, or investigation with respect to any Plan, or any disputed claim, settlement or adjudication (other than routine claims for benefits) with respect to any fiduciary, administrator, party in interest or sponsor thereof (in their capacities as such);

           (h) as required in accordance with GAAP, the Company Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans as of the date thereof, and no material funding changes or irregularities not reflected thereon would cause such Company Financial Statements to be inaccurate; and

           (i) the Company has not incurred liability under Section 4062 of ERISA.

      5.23 CONFORMITY WITH LAW; LITIGATION.

           (a) Except as set forth on SCHEDULE 5.23(A), the Company is not in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction which would have a Material Adverse Effect on the Company. The Company has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might have a Material Adverse Effect on the Company.

           (b) Except as set forth on SCHEDULE 5.23(B), as of the date of this Agreement, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received which might have a Material Adverse Effect on the Company. As of the date of this Agreement, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business which might have a Material Adverse Effect on the Company.

      5.24 TAXES.

           (a)

               (i) The Company has timely filed all Tax Returns (as defined below) due on or before the Closing Date and all such Tax Returns are true, correct and complete in all material respects.

               (ii) The Company has paid in full on a timely basis all Taxes (as defined below).

               (iii) The amount of the Company's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Interim Balance Sheet, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

               (iv) There are no ongoing examinations or claims against the Company for Taxes, and no notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received.

               (v) The Company has a taxable year ended on December 31, in each year since the inception of the Company.

               (vi) The Company currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past three years. The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

               (vii) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

               (viii) Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Tax Returns of the Company for the last five fiscal years have been made available to CCC.

               (ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company relating to or attributable to Taxes, except for Permitted Encumbrances.

               (x) To the Company's knowledge, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business.

               (xi) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

               (xii) The Company is not, and has not been at any time, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person under contract.

               (xiii) To the knowledge of the Company and the Shareholders, neither the Company nor any Shareholder has taken any action or refrained from taking any action that would cause the Merger not to qualify as a reorganization as defined under Code Section 368(a)(1)(A) and Section 368(a)(2)(D).

           (b)

               (i) The Company, since January 1981, has been an S corporation within the meaning of Section 1361 of the Code.

               (ii) Except as set forth on SCHEDULE 5.24, the Company does not have a net recognized built-in gain within the meaning of Section 1374 of the Code.

          (c)  For purposes of this Agreement:

               (i)  the term "Tax" shall include any tax or similar governmental
                              ---
charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipt taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; and

               (ii) the term "Tax Return" shall mean any return (including any
                              ----------
information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

      5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, the Company has conducted its business in the ordinary course and, between the Balance Sheet Date and the date of this Agreement except as contemplated herein or as set forth on SCHEDULE 5.25, there has not been:

           (a) any change that by itself or together with other changes has had a Material Adverse Effect;

           (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of the Company;

           (c) any change in the authorized capital of the Company or in its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

           (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company, except for distributions relating to the payment of taxes (in the event the Company is a Subchapter S Corporation under the Code);

           (e) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers, directors, Shareholders, employees, consultants or agents, except in the ordinary course of business consistent with past practice or as required by contract or law;

           (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, which has had a Material Adverse Effect;

           (g) any sale or transfer, or any agreement to sell or transfer, any material assets property or rights of the Company to any person, including without limitation any Shareholder and his affiliates;

           (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Shareholder and his affiliates owing to the Company, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

           (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

           (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

           (k)  any waiver of any material rights or claims of the Company;

           (l) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party other than in the ordinary course of business;

           (m) any transaction by the Company outside the ordinary course of business;

           (n) any capital commitment by the Company exceeding $50,000 individually;

           (o) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

           (p) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than Permitted Encumbrances, liens arising under existing lease financing arrangements which are not material and liens for Taxes not yet due and payable);

           (q) any entry into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $50,000 with respect to such contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of business;

           (r) any loan by the Company to any person or entity, incurring by the Company, of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

           (s) the commencement or notice or, to the knowledge of the Company and the Shareholders, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its affairs; or

           (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with CCC and its representatives regarding the transactions contemplated by this Agreement).

      5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 5.26 sets forth a complete and accurate list as of the date of this Agreement, of:

           (a) the name of each financial institution in which the Company has any account or safe deposit box;

           (b)  the names in which the accounts or boxes are held;

           (c)  the type of account;

           (d) the name of each person authorized to draw thereon or have access thereto; and

           (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

      5.27 ENVIRONMENTAL MATTERS.

           (a)  Hazardous Material.  To the knowledge of the Company and its
                ------------------
Shareholders, other than as set forth on SCHEDULE 5.27(A), no underground storage tanks and no substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office, janitorial, and similar supplies properly and safely maintained (a "Hazardous Material"), are present
                                            ------------------
in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased (including the Real Property). SCHEDULE 5.27(A) identifies all underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, which to the knowledge of the Company and the Shareholders, are located on Real Property owned or leased by the Company.

           (b)  Hazardous Materials Activities.  Except as set forth on SCHEDULE
                ------------------------------
5.27(B), to its knowledge, the Company has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous
                                                        -----------------
Materials Activities") in violation of any rule, regulation, treaty or statute
--------------------
promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Company Hazardous Material Activity.

           (c)  Permits.  The Company currently holds all environmental
                -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of the Company's Hazardous Material
-------
Activities and other business of the Company as such activities and business are currently being conducted. All Environmental Permits are in full force and effect. The Company (A) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To the Company's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future. SCHEDULE 5.27(C) includes a listing and description of all Environmental Permits currently held by the Company.

           (d)  Environmental Liabilities.  No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending against the Company, or to the knowledge of the Company, threatened against the Company concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. To the knowledge of the Company and the Shareholders, there are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

      5.28 RELATIONS WITH GOVERNMENTS. To the knowledge of the Company and the Shareholders, the Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

      5.29 DISCLOSURE. The Company has delivered or made available to CCC and Newco true and complete copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to specifically in the Schedules or that has been requested by CCC. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. If any Shareholder becomes aware of any fact or circumstance which would change a representation or warranty of any Shareholder in this Agreement or any representation made on behalf of the Company, the Shareholders (through the Representative (as defined in Section 13.14) or otherwise) shall immediately give notice of such fact or circumstance to CCC. However, such notification shall not relieve the Company or the Shareholders of their respective obligations under this Agreement.

      5.30 CCC PROSPECTUS; SECURITIES REPRESENTATIONS. Each Shareholder has received and reviewed a copy of the prospectus dated January 21, 1998 including all supplements thereto (as supplemented, the "CCC Prospectus") contained in
                                               --------------
CCC's shelf registration statement on Form S-1 (File No. 333- 42317). Each Shareholder, or, to the knowledge of such Shareholder, such Shareholder's purchaser representative, (a) has such knowledge and experience in business and financial matters and such knowledge concerning the business, operations and financial condition of the Other Group Companies that such Shareholder is capable of evaluating the merits and risks of an investment in the shares of CCC Common Stock, (b) fully understands the nature, scope, and duration of the limitations on transfer contained herein, in the Affiliate Agreement (if applicable), and under applicable law, and (c) can bear the economic risk of any investment in the shares of CCC Common Stock and can afford a complete loss of such investment. Each Shareholder, or such Shareholders' purchaser representative, has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to his satisfaction) from the officers of CCC and the Other Group Companies concerning the business, operations and financial condition of CCC and the Other Group Companies, respectively. Except as required by applicable law, the Shareholders have no contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any shares of CCC Common Stock to be acquired by such Shareholder in the Merger. Each Shareholder acknowledges and agrees that CCC has not and will not provide such Shareholder or any other party with a prospectus for the Shareholder's use in selling CCC Common Stock.

      5.31 AFFILIATES. SCHEDULE 5.31 lists each of the persons who is, in the reasonable judgment of the Company and the Shareholders, an affiliate of the Company within the meaning of Rule 145 (each such person an "Affiliate" with
                                                             ---------
respect to the Company) promulgated under the 1933 Act.

      5.32 LOCATION OF CHIEF EXECUTIVE OFFICES. SCHEDULE 5.32 sets forth the location of the Company's chief executive offices.

      5.33 LOCATION OF EQUIPMENT AND INVENTORY. Set forth on SCHEDULE 5.33 is a list of all locations where a filing is required under the UCC (as defined below) with respect to Inventory and Equipment held on the date hereof by the Company. For purposes of this Agreement, (a) the term "Inventory" shall mean
                                                        ---------
any "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Colorado (the "UCC") owned by the
                                                         ---
Company as of the date hereof, and, in any event, shall include, but shall not be limited to, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production, and all proceeds therefrom; and (b) the term "Equipment" shall mean any "equipment" as such term is defined in the UCC owned
 ---------
by the Company as of the date hereof, and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles owned by the Company, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

6.   REPRESENTATIONS OF CCC AND NEWCO

     To induce the Company and each Shareholder to enter into this Agreement and consummate the transactions contemplated hereby, each of CCC and Newco represents and warrants to the Company and the Shareholders as follows (for purposes of this Agreement, the phrases "knowledge of CCC," "knowledge of
                                         ----------------    ------------
Newco," "CCC's knowledge," or "Newco's knowledge" or words of similar import,
         ---------------       -----------------
mean the actual knowledge of the directors and officers of each of CCC and Newco).

     6.1 DUE ORGANIZATION. Each of CCC and Newco is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, and each is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of CCC or Newco. Copies of the Certificate of Incorporation, Articles of Incorporation and the By-laws, each as amended, of CCC and Newco (collectively, the "CCC Charter Documents")
                                                      ---------------------
have been made available to the Company. Neither CCC nor Newco is in violation of any CCC Charter Document.

      6.2 CCC COMMON STOCK. The shares of CCC Common Stock to be delivered to the Shareholders pursuant to this Agreement, when delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued shares of CCC capital stock, fully paid and nonassessable. All of the shares of CCC Common Stock to be issued to the Shareholders in accordance herewith will be offered, issued, sold and delivered by CCC in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares was or will be issued in violation of the preemptive rights of any shareholder of CCC.

      6.3 AUTHORIZATION; VALIDITY OF OBLIGATIONS. CCC and Newco have all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. Each of CCC and Newco has the full legal right and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by CCC and Newco and the performance by each of CCC and Newco of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of CCC and Newco, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of each of CCC and Newco enforceable against CCC and Newco in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      6.4 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not:

          (a) conflict with, or result in a breach or violation of the CCC Charter Documents;

          (b) conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either CCC or Newco is a party, or by which either CCC or Newco is bound, or result in the creation or imposition of any lien, charge or encumbrance on any of CCC's or Newco's properties pursuant to (i) any law or regulation to which either CCC or Newco or any of their respective property is subject, or (ii) any judgment, order or decree to which CCC or Newco is bound or any of their respective property is subject;

          (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of CCC or Newco;

          (d) violate any material law, order, judgment, rule, regulation, decree or ordinance to which CCC or Newco is subject, or by which CCC or Newco is bound;

          (e)  require the consent of any third party; or

          (f) conflict with, result in a breach of, or result in a default under any document, agreement or instrument to which Jonathan J. Ledecky is a party, or by which Jonathan J. Ledecky is bound.

     6.5 CAPITALIZATION OF CCC AND OWNERSHIP OF CCC STOCK. The authorized capital stock of CCC consists of 250,000,000 shares of Common Stock, of which 30,292,857 shares were outstanding on February 26, 1998, and 500,000 shares of Convertible Non-Voting Common Stock, par value $.001 per share, of which 500,000 shares were outstanding on February 26, 1998. The authorized capital stock of Newco consists of 1,000 shares of Common Stock, of which 100 shares are outstanding. All of the issued and outstanding shares of Newco are owned beneficially, and of record by CCC. All of the issued and outstanding shares of CCC Common Stock are duly authorized and validly issued shares of CCC, fully paid and non-assessable. All of the issued and outstanding shares of CCC Common Stock have been offered, issued, sold and delivered by CCC in compliance with all applicable state and federal laws concerning the issuance of securities and none of such shares was issued in violation of the preemptive rights of any shareholder of CCC.

      6.6 CONFORMITY WITH LAW; LITIGATION.

          (a) Neither CCC nor Newco is in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a material adverse effect on the business operations, properties, assets or condition, financial or otherwise of CCC and its subsidiaries taken as a whole. CCC has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might have a material adverse effect on the business operations, properties, assets or conditions, financial or otherwise of CCC and its subsidiaries taken as a whole.

          (b) There are no claims, actions, suits or proceedings, pending or, to the knowledge of CCC or Newco, threatened against or affecting CCC or Newco at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them that would have a material adverse effect and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against CCC or Newco or against any of the properties of either of them which would have a material adverse effect on the business operations, properties, assets or conditions, financial or otherwise of CCC and its subsidiaries taken as a whole.

      6.7 DISCLOSURE. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement, the Schedules hereto and all other documents and information furnished to the Company, the Shareholders and their representatives pursuant hereto do not and will not include any untrue statement of material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. If CCC or Newco becomes aware of any fact or circumstances which would change a representation or warranty of CCC or Newco in this Agreement, CCC and Newco shall immediately give notice of such fact or circumstance to the Shareholders and the Company. However, such notification shall not relieve CCC or Newco of their respective obligations under this Agreement.

      6.8 CCC PROSPECTUS. The CCC Prospectus, in the form delivered to the Shareholders pursuant to Section 5.30 hereof, does not contain, as of the date hereof, with respect to the sale of shares of CCC Common Stock to the Shareholders hereunder, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The balance sheet of CCC (including the related notes) included in the CCC Prospectus presents fairly, in all material respects, the financial position of CCC as of the date thereof in conformity with GAAP.

      6.9 REGISTRATION STATEMENT. The Shares to be delivered pursuant to this Agreement will be issued pursuant to a Shelf Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (the "Registration Statement") on January 21, 1998 and declared effective on January
 ----------------------
26, 1998. To the knowledge of CCC, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the SEC. The Shares will be subject to the contractual restrictions on resale set forth in Section 7.10 below and will be tradable in accordance with the requirements of Rule 145(d) under the 1933 Act.

      6.10 INVESTMENT INTENT. CCC is acquiring the shares of the Company for investment purposes only, for its own account and not as a nominee or agent for any other Person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the 1933 Act, and can bear the economic risk of an investment in the shares of the Company and can afford a complete loss of such investment.

7.    COVENANTS

      7.1  TAX MATTERS.

           (a) The following provisions shall govern the allocation of responsibility as between the Shareholders, on the one hand, and the Surviving Corporation, on the other, for certain tax matters following the Closing Date:

               (i) The Representative shall cause to be prepared and cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date. The Shareholders shall pay to the Surviving Corporation on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date.

Such Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by CCC. To the extent reasonably requested by the Shareholders or required by law, CCC and the Surviving Corporation shall participate in the filing of any Tax Returns filed pursuant to this paragraph.

               (ii) The Surviving Corporation shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date. The Shareholders shall pay to the Surviving Corporation within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date. Notwithstanding the preceding sentence, the Shareholders shall not be responsible for any tax that may arise under Section 4978 of the Code as a result of the consummation of the Merger. For purposes of this Section 7.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company. The Surviving Corporation will pay over to the Shareholders any Tax refunds attributable to Tax periods ending on or before the Closing Date; provided that either (i) the Company paid the Taxes subject to the refund, (ii) such Taxes were reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date, or (iii) that the Shareholders paid to the Company or to the applicable taxing authority, pursuant to this Section 7.1(a), the Taxes subject to the refund(s).

               (iii) CCC and the Surviving Corporation on the one hand and the Shareholders on the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 7.1 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating to Tax matters pertinent to the Company that is in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

               (iv) The Shareholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Shareholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, CCC and the Surviving Corporation will join in the execution of any such Tax Returns and other documentation.

          (b) The Company shall, prior to the Closing, maintain its status as an S Corporation for federal and state income tax purposes.

     7.2 ACCOUNTS RECEIVABLE. In the event that all Accounts Receivable (other than those specified on SCHEDULE 5.12 are not collected in full (net of reserves specified in Section 5.12 and retainage) within ninety (90) days after the Closing (or with respect to those Accounts Receivable specified on SCHEDULE 5.12, within the number of days after the Closing specified on such SCHEDULE) then, at the request of the Surviving Corporation, the Shareholders shall pay (based on their percentage ownership of the Company immediately prior to the Effective Time) the Surviving Corporation an amount equal to the Accounts Receivable not so collected, and upon receipt of such payment the Surviving Corporation shall assign to the Shareholders making the payment all of their rights with respect to the uncollected Accounts Receivable giving rise to the payment and shall also thereafter promptly remit any excess collections received by it with respect to such assigned Accounts Receivable. The Surviving Corporation shall provide reasonable assistance to the Shareholders with collections of the uncollected Accounts Receivable.

     7.3  TITLE INSURANCE AND SURVEYS.

          (a) With respect to each parcel of Real Property owned by the Company at the Closing Date, the Shareholders and the Company shall use their reasonable efforts to assist CCC in obtaining (i) as soon as practicable after the date of this Agreement, a title commitment disclosing the condition of title to such fee estate and all easements, rights of way, and restrictions of record with respect thereto, as of a date not earlier than the date of this Agreement, accompanied by copies of all instruments evidencing the scope and extent of all such easements, rights of way, and restrictions of record (the "Title Commitment"),
                                                           ----------------
and (ii) at or prior to Closing, an ALTA Owner's Policy of Title Insurance on a form customarily used in the state in which the Real Property is located, issued by a title insurer satisfactory to CCC, in an amount equal to the fair market value of the Real Property (as reasonably determined by CCC), insuring title to such property to be in the name of the party designated by CCC on SCHEDULE 7.3, subject only to Permitted Encumbrances (each a "Title Policy").
                                                ------------

          (b) With respect to each Real Property interest as to which a Title Policy is to be procured pursuant to this Agreement, the Shareholders and the Company shall use their reasonable efforts to assist CCC in obtaining as soon as practicable after the date of this Agreement, a current survey of the relevant parcel, prepared and certified to CCC and to the title insurer of such Real Property interest by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads.

      7.4 RELATED PARTY AGREEMENTS. All Related Party Agreements, other than those listed on SCHEDULE 7.4, will be terminated at the Closing by the Company and/or Shareholder parties thereto. Reasonably promptly following the Closing and at the expense of CCC, the Shareholders shall direct a third party, which shall be reasonably acceptable to CCC, to evaluate if the rents with respect to each lease that is a Related Party Agreement (other than those listed on SCHEDULE 7.4) are greater than those for comparably situated properties in the same geographic market as of the date the Related Party Agreement was entered into or as of the date of such evaluation. To the extent that such third party reasonably determines that the rents payable with respect to any such lease are 25% or more than for comparably situated properties both as of the date the Related Party Agreement was entered into and the date of the evaluation, the parties will negotiate in good faith to adjust such rents to market rates.

     7.5  COOPERATION.

          (a) The Company, the Shareholders, CCC and Newco shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the president or chief financial officer of the Company shall execute any documentation reasonably required by CCC's Accountant (in connection with such accountant's audit or review of the Company) or the Nasdaq National Market.

          (b) The Shareholders and the Company shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Company cooperate with CCC on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

          (c) Each party hereto shall cooperate in attempting to obtain all consents and approvals that are required under this Agreement to effect the transactions contemplated hereby or that are advisable in order that any Material Contract remain in effect after the Merger and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit. In addition, each party hereto shall otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. The Company and the Shareholders and Newco and CCC shall each diligently make, and cooperate with the other in using their best efforts (excluding out of pocket expenditures) to obtain or cause to be obtained prior to the Closing Date all such consents without any change in the terms or conditions of any contract or license that could reasonably be expected to be materially less advantageous to Newco than those pertaining under the contract or license as in effect on the date of this Agreement. The Company and Shareholders shall advise CCC and Newco of any difficulties experienced in obtaining any of the consents and of any conditions proposed, considered, or requested for any of the consents. CCC and Newco agree to use their best efforts to assist the Company and Shareholders in obtaining such consents, and to take such reasonable actions necessary or desirable to obtain such consents, including without limitation, executing such instruments and other documents as may be required in connection with obtaining such consents.

          (d) The Company, the Shareholders and CCC shall file any information and documents that remain to be filed under the HSR Act as promptly as practicable at such time as such items are required to be filed. The Parties hereby agree to (a) cooperate with each other in connection with such HSR Act filings, which cooperation shall include furnishing the other with any information or documents that may be reasonably required in connection with such filings; (b) promptly file, after any request by the FTC or DOJ and after appropriate negotiation with the FTC or DOJ of the scope of such request, any information or documents requested by the FTC or DOJ; and (c) furnish each other with any correspondence from or to, and notify each other of any other communications with, the FTC or DOJ that relates to the transactions contemplated hereunder, and to the extent practicable, to permit each other to participate in any conferences with the FTC or DOJ.

     7.6 CONDUCT OF BUSINESS PENDING CLOSING. Except as set forth on SCHEDULE 7.6, between the date hereof and the Effective Time, the Company will (except as requested or agreed by CCC):

          (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

          (b) maintain its properties, facilities and equipment and other assets in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) perform in the ordinary course of business all of its obligations under debt and lease instruments and other agreements relating to or affecting its assets, properties, equipment or rights;

          (d) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments other than in the ordinary course of business without the consent of CCC;

          (e) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (f) use its best efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships and present agreements with suppliers, customers and others having business relations with the Company;

          (g) maintain compliance in all material respects with all permits, rules, laws and regulations, consent orders and the like; and

          (h) maintain present salaries and commission levels for all officers, directors, employees, agents, representatives and independent contractors, except in the ordinary course of business consistent with past practice or as required by contract or law.

     7.7 ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, the Company will afford to the officers and authorized representatives of CCC during normal business hours and with reasonable prior notice access to (i) all of the sites, properties, books and records of the Company and (ii) such additional financial and operating data and other information as to the business and properties of the Company as CCC may from time to time reasonably request, including without limitation, access upon reasonable request to the Company's employees, customers, vendors, suppliers and creditors. No information or knowledge obtained in any investigation pursuant to this Section 7.7 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger. However, if CCC becomes aware of a breach of any warranty or representation by the Company or any Shareholder, CCC shall promptly notify the Company and the Representative of same.

     7.8 PROHIBITED ACTIVITIES. Except as set forth in SCHEDULE 7.8, between the date hereof and the Effective Time, the Company will not, without the prior written consent of CCC:

          (a) make any change in its Articles of Incorporation or By-laws, or authorize or propose the same;

          (b) issue, deliver or sell, authorize or propose the issuance, delivery or sale of any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, or authorize or propose any change in its equity capitalization, or issue or authorize the issuance of any debt securities, except (a) as required under any currently existing "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), any currently existing employment agreement or any currently existing buy sell agreements, (b) shares issued upon exercise of options or other rights outstanding as of the date hereof, or (c) shares, if any, required to be issued under the tax-qualified employee stock ownership plan;

          (c) declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its stock except as provided above in subsection (b) and except for distributions relating to the payment of taxes for the 1998 tax year with respect to the Company if it is a Subchapter S Corporation under the Code;

          (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, or guarantee any indebtedness, except in the ordinary course of business and consistent with past practice in an amount in excess of $50,000 individually;

          (e) except in the ordinary course of business consistent with past practice or as required by contract or law, increase the compensation payable or to become payable to any officer, director, Shareholder, employee, agent, representative or independent contractor; make any bonus or management fee payment to any such person (except for accrued and unpaid bonuses); make any loans or advances; adopt or amend any Plan; or grant any severance or termination pay;

          (f) create or assume any mortgage, pledge or other lien or encumbrance (other than Permitted Encumbrances) upon any assets or properties whether now owned or hereafter acquired;

          (g) sell, assign, lease, pledge or otherwise transfer or dispose of any property or equipment except in the ordinary course of business consistent with past practice;

          (h) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company;

          (i) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (j) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (k) commit a material breach of or amend or terminate any material agreement, permit, license or other right except for any amendments or terminations in the ordinary course of business;

          (l) enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with the Company or any officer, director or Shareholder of the Company or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

          (m)  commence a lawsuit other than for routine collection of bills;

          (n) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

          (o) make any tax election other than in the ordinary course of business and consistent with past practice, change any tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any Tax Return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a Tax Return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of CCC; or

          (p) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 7.8(a) through (o) above, or any action which would make any of the representations and warranties of the Company and the Shareholders contained in this Agreement untrue or result in any of the conditions set forth in Articles 8 and 9 not being satisfied.

     7.9 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, if requested by CCC, and shall provide CCC with proof that any required notice has been sent.

     7.10 SALES OF CCC COMMON STOCK.

          (a) Except with the consent of CCC, no Shareholder will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of any shares of CCC Common Stock received by such Shareholder in the Merger as the Base Merger Consideration prior to the first anniversary of the Closing. Thereafter, up to one-third of the shares of CCC Common Stock received by a Shareholder as part of the Base Merger Consideration may be resold at any time after the first anniversary of the Closing, an additional one-third may be resold beginning eighteen months after the Closing by each Shareholder and the remaining one-third may be resold beginning on the second anniversary of the Closing. Except with the consent of CCC, no Shareholder will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of any shares of CCC Common Stock received by such Shareholder as the Contingent Merger Consideration prior to 19 months after the Closing Date. Thereafter, up to 50% of the shares of CCC Common Stock received by a Shareholder as part of the Contingent Merger Consideration may be resold at any time beginning 19 months after the Closing Date and the remaining 50% may be resold beginning 23 months after the Closing Date. Notwithstanding anything in the foregoing to the contrary, a Shareholder may transfer shares of CCC Common Stock to a Related Party for estate planning purposes, provided that such Related Party transferee
(i) acknowledges the contractual restrictions relating to the transfer of such shares set forth in this Section 7.10 and (ii) agrees to be bound by the same . For purposes hereof, "Related Party" means, with respect to any Person that is an individual, any spouse, lineal descendant (including by adoption), executor, administrator, trustee, legatee or beneficiary of such Person or any other Person controlled by such

Person. For purposes hereof, "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership or other entity or organization. Transfers of shares of CCC Common Stock by employees of CCC also are subject to CCC policies against insider trading and the misuse of material non-public information and compliance with applicable securities laws and rules. Persons who become affiliates of CCC may be subject to additional restrictions on the trading of their CCC Common Shares pursuant to applicable law. Notwithstanding anything in the foregoing to the contrary, no Shareholder that is a Profit Sharing Plan shall be restricted in the transfer of any shares of CCC Common Stock received by such Shareholder as part of the Base Merger Consideration or as part of the Contingent Merger Consideration to the extent the transfer is required by applicable law or (i) with respect to the shares of CCC Common Stock received as part of the Base Merger Consideration, following the first anniversary of the Closing Date or (ii) with respect to the shares of CCC Common Stock received as part of the Contingent Merger Consideration, following six months after the receipt of such shares with respect to 100% of such shares and following three months after the receipt of such shares with respect to 50% of such shares, it being agreed that any shares of Common Stock received by the Profit Sharing Plan after the resolution of a dispute as to the amount of the Group Actual Earn Out EBIT shall be considered to have been received for purposes of this transfer restriction at the same time as the Profit Sharing Plan received the rest of the shares of Common Stock issued as Contingent Merger Consideration.

          (b) Each Shareholder acknowledges and agrees that CCC will not provide such Shareholder with a prospectus for such Shareholder's use in selling the shares of CCC Common Stock to be received by such Shareholder in the Merger, and agrees to sell such shares only in accordance with the requirements, if any, of applicable law, including, without limitation, Rule 145(d) promulgated under the 1933 Act or any successor to such rule. CCC acknowledges that the provisions of this Section 7.10(b) will be satisfied as to any sale by a Shareholder of the CCC Common Stock that the Shareholder may acquire pursuant to the Merger by a broker's letter and a letter from the Shareholder with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3).

          (c) The certificate or certificates evidencing the shares of CCC Common Stock to be delivered to the Shareholders in the Merger will bear restrictive legends substantially in the following forms as long as applicable:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), MAY APPLY. IF
                                   --------------
     RULE 145 APPLIES, PRIOR TO MARCH 10, 1999, THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF RULE 145(D)(1) OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. WITHOUT LIMITING THE FOREGOING, IF RULE 145 APPLIES, AFTER MARCH 10, 1999, THESE SHARES MAY BE TRANSFERRED BY NON-AFFILIATES OF THE ISSUER UNDER RULE 145(D)(2) SO LONG AS THE ISSUER IS CURRENT IN ITS REPORTING OBLIGATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR UNDER ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. WITHOUT LIMITING THE FOREGOING, AFTER MARCH 10, 2000, THESE SHARES MAY BE TRANSFERRED BY NON-AFFILIATES OF THE ISSUER WITHOUT RULE 145 RESTRICTIONS IN ACCORDANCE WITH RULE 145(D)(3).

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON TRANSFER EXPIRING ON ______________, PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF FEBRUARY 27, 1998 (THE "AGREEMENT"), BY AND AMONG THE
                                         ---------
     ISSUER, CCC3 ACQUISITION CO., RIVIERA ELECTRIC CONSTRUCTION CO. (THE "COMPANY") AND THE SHAREHOLDERS OF THE COMPANY. PRIOR TO THE
           -------
     EXPIRATION OF SUCH HOLDING PERIOD, SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT EXCEPT TO THE EXTENT SUCH SALE, TRANSFER OR ASSIGNMENT IS IN COMPLIANCE WITH THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED.

     7.11 CCC STOCK OPTIONS. CCC shall make available to the Surviving Corporation for distribution at the discretion of the President of the Surviving Corporation options to purchase up to 41,400 shares of CCC Common Stock to be granted to the key employees of the Surviving Corporation (who were not, unless otherwise approved by CCC, Shareholders, other than Shareholders who, as of the date of this Agreement, owned less than three and one half (3 1/2) percent of the capital stock of the Company) on or after the Closing in accordance with CCC's policies and under the terms of CCC's 1997 Long-Term Incentive Plan. The exercise price of such options shall be equal to the fair market value of the underlying shares of CCC Common Stock on the date of grant and such options shall have vesting provisions established by the Compensation Committee of the Board of Directors of CCC. The options issued under the terms of this Section
7.11 shall be nonqualified stock options that shall become exercisable over no more than a four year period with at least 25% of such options vesting each year (with the four year period commencing on the Closing Date) and shall expire on the tenth anniversary of the date of grant provided the optionee is still an employee. The shares of CCC Common Stock underlying such options shall be registered under the 1933 Act and approved for listing on Nasdaq.

     7.12 TAX COVENANT. CCC, Newco and the Company shall treat the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and any comparable state or local tax statute.

     7.13 CCC BOARD SEAT. At the Closing, the Board of Directors of CCC shall expand its number and elect a representative selected by the Group Companies and reasonably acceptable to CCC to fill such newly created seat. Thereafter, CCC will use its best efforts to cause such individual (or his successor, who shall be selected by a vote of a majority of the presidents of the Surviving Group Companies and who must also be reasonably acceptable to CCC) to remain on the CCC Board of Directors; provided, however, that CCC shall not be liable should the shareholders of CCC not re-elect such individual to a new term on the CCC Board of Directors.

     7.14 D&O INSURANCE AND INDEMNIFICATION OF DIRECTORS AND OFFICERS. All rights to indemnification for acts or omissions occurring prior to the Closing now existing in favor of the current or former directors, officers, employees or agents of the Company required by applicable law, under the Company's Charter Documents and By-laws, or any other agreement between any such director, officer, employee or agent of the Company and the Company and any other now existing obligation of the Company to indemnify directors or officers for acts or omissions occurring prior to the Closing shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Effective Time and, to the extent the Surviving Corporation fails to perform its obligations with respect thereto, CCC shall perform such obligations. In addition, CCC will provide to each director and officer of the Surviving Corporation, during the term of his service, D&O insurance having coverage at least as comprehensive as the D&O insurance currently maintained by CCC.

     7.15 TAX FREE REORGANIZATION PROTECTION. Prior to the effective time, CCC, Newco, the Shareholders and the Company will each use their best efforts to cause the Merger to qualify, and prior to the Effective Time and on and after the Closing Date, will refrain from taking any actions that would result in the Merger failing to qualify, as a reorganization as defined under Code Section 368(a)(1)(A) and Section 368(a)(2)(D). After the Effective Time, CCC, Newco, the Shareholders and the Company will refrain from taking any actions that would cause the stock paid to the Shareholders pursuant to Section 2.3 of this Agreement to be taxable to the Shareholders upon receipt.

     7.16 CONSULTING PAYMENT. At Closing, and in consideration for his agreement to serve CCC on a consulting basis after the Closing, Neil McCarthy will receive from CCC, by company check, $250,000 plus options to purchase 50,000 shares of CCC Common Stock, at a purchase price equal to the fair market value of the underlying shares of CCC Common Stock on the Closing Date and exercisable immediately for 25,000 shares and exercisable with respect to the remaining 25,000 shares at the end of the one year period after the Closing Date (it being agreed that such options shall be issued in accordance with CCC's 1997 Long-Term Incentive Plan and will have the vesting provisions established by the Compensation Committee of the Board of Directors of CCC).

     7.17 GOVERNMENT CONTRACTS. To the extent applicable, it is the intention of the Company to transfer to Newco and novate the government contracts listed on SCHEDULE 5.19 and to obtain the required governmental recognition of Newco as the Company's successor in interest to such government contracts.

     Recognizing that applicable government regulations may not permit the Company to transfer the Company's government contracts and obtain novation of those contracts prior to the Closing, the Company and Newco agree to cooperate and diligently pursue contract novation pursuant to applicable and required government procedures.

     7.18 CCC STOCK. Between the date of this Agreement and the Effective Time, CCC shall not declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its equity securities or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its equity securities, other than any such action which would result in any adjustment to the Base Merger Consideration or the Contingent Merger Consideration pursuant to Section 2.2(e) and 2.3(d).

     7.19 EMPLOYEE BENEFITS MATTERS.

          (a) For the twelve month period commencing as of the Closing Date, CCC and any successor thereto shall continue to maintain all Plans maintained by the Company as of the Closing Date for the benefit of all employees of CCC or any entity related to CCC under the terms of Code Sections 414(b), (c), (m) or
(o) who are engaged in the performance of services with respect to the business conducted by the

Company prior to the Closing Date. Any amendment, modification, or termination of any Plan of the Company maintained by CCC or its successor during any period such Plan is required to be maintained in accordance with this Section 7.19 shall only be made if CCC and the president of the Company or his successor, in his capacity as an employee of CCC or any affiliate thereof, shall mutually agree to such amendment, modification, or termination. Without limitation on the foregoing, CCC or any successor thereto shall maintain an employee benefit pension plan within the meaning of ERISA Section 3(2) which plan will continue to hold such qualifying employer securities, as defined in ERISA Section 407(d)(5), as may be required to avoid the imposition of any excise tax under Code Section 4978 with respect to any employee stock ownership plan having engaged in a transaction to which Code Section 1042 applies for such period as may be required to avoid the imposition of such excise tax. The Company and Donald G. White will not make an election under (S)1042 of the Code. Notwithstanding the foregoing, it is acknowledged that CCC and the Surviving Corporation shall not pay for any country club memberships or the expenses related to more than one vehicle per employee.

          (b) The Company, Donald G. White and the fiduciaries for the Riviera Electric, Inc. Employee Stock Ownership Trust (the "ESOP Trust") will offer the ESOP Trust the right to buy shares prior to Closing of the Company's Common Stock from Donald G. White (the "ESOP Purchase Right").

          (c) If the ESOP Trust exercises the ESOP Purchase Right prior to the Closing, then Donald G. White shall sell the requisite shares to the ESOP Trust prior to Closing and immediately following such sale but prior to Closing, the Company shall convert the Riviera Electric, Inc. Employee Stock Ownership Plan (the "ESOP") to a profit sharing plan that does not provide for pass-through voting by its participants (the "Profit Sharing Plan").

     7.20 SUPPLEMENTAL FINANCIAL CERTIFICATE. The Shareholders shall, within thirty (30) days following Closing (a copy of which shall be attached to the Supplemental Financial Certificate), cause the preparation of a balance sheet (the "Closing Balance Sheet") for the Company as of February 28, 1998 and
      ---------------------
deliver to CCC a certificate (the "Supplemental Financial Certificate"; and
                                   ----------------------------------
together with the Closing Financial Certificate, the "Financial Certificates"),
                                                      ----------------------
signed on behalf of the Shareholders by the Representative, setting forth:

          (a)  the Company's Closing Net Worth; and

          (b) a certification that the Closing Balance Sheet (a copy of which shall be attached to the Supplemental Financial Certificate) presents fairly the financial condition of the Company as of the Closing Date.

     All costs associated with the preparation of the Supplemental Financial Certificate (including the costs associated with preparing the Closing Balance Sheet) shall be borne by the Shareholders and not by the Company or CCC.

     7.21 HOLDING COMPANY. Promptly following the Closing, CCC will contribute all of the shares of capital stock of each Surviving Group Company to Consolidation Capital Corporation Electrical Services, Inc., a first tier, wholly-owned subsidiary of CCC (the "Holding Company"). As the sole shareholder of Holding Company, CCC will, at Closing, (i) cause William P. Love, Jr. to be appointed its Chief Executive Officer, (ii) cause the Holding Company to enter into an employment agreement with Mr. Love substantially in the form attached to the Group Company Agreement for SKC Electric, Inc., and
(iii) elect William P. Love, Jr., F. Traynor Beck and Timothy Clayton as its board of directors.

     7.22 PROFIT SHARING PLAN CONVERSION COSTS. CCC shall indemnify and hold harmless any Conversion Indemnitee (defined below) with respect to any Damages (as defined in Section 10.1) suffered, sustained, incurred, or paid by such Conversion Indemnitee in connection with, resulting from, or arising out of, directly or indirectly, any conversion of the ESOP to a Profit Sharing Plan as described in Section 7.19 herein subsequent to the Effective Time with respect to such Damages, whether arising before, on or after the Effective Time, or, in the event that this Agreement is terminated by the holders of the majority of the voting stock of the Company and the Company pursuant to Section 13.1(c). In the event that this Agreement is terminated by CCC pursuant to Section 13.1(c), then the Company shall indemnify and hold harmless CCC with respect to any Damages (as defined in Section 10.1) suffered, sustained, incurred, or paid by CCC in connection with, resulting from, or arising out of, directly or indirectly, any conversion of the ESOP to a Profit Sharing Plan as described in
Section 7.19 herein.  The term "Conversion Indemnitee" means the Company, the
                                ---------------------
Shareholders, the former ESOP, any fiduciary of such former ESOP, or any "party-in-interest" or "disqualified person" with respect to such former ESOP (as such terms are defined in ERISA Section 3(14) and Code Section 4975).

     7.23 INDEMNIFICATION OF SHAREHOLDER'S PURCHASER REPRESENTATIVE. Until the first anniversary of the Closing, CCC shall pay all costs and expenses (including the value of any claims or awards) of any Shareholder's purchaser representative that arise out of any claim or lawsuit related to the transactions contemplated hereby. On the first anniversary of the Closing, the Shareholders shall reimburse CCC, by surrender of Pledged Assets or otherwise, for 50% of such costs and expenses; it being understood and agreed that any such expense shall not affect the calculation of Group Actual Earn Out EBIT or the payment of the Contingent Merger Consideration; and provided, however, that the
                                                    --------  -------
Shareholders shall not be obligated to reimburse CCC for 50% of any such costs and expenses that arise out of any lawsuit in which CCC shall be found to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), and the Shareholders shall be obligated to reimburse CCC for all such costs and expenses that arise out of any lawsuit in which the Company or any of the Shareholders shall be found to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act). Following the first anniversary of the Closing, the Shareholders and CCC shall equally share and be obligated to pay equal portions of all such costs and expenses; provided, however, that the Shareholders on the one hand and CCC on
          --------  -------
the other hand shall not be liable to so share and pay any such portion of costs and expenses that arise out of any lawsuit in which CCC on the one hand or the Company or the Shareholders on the other hand shall be found to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act). CCC and the Shareholders shall direct a third party, mutually acceptable to CCC and the Shareholders to estimate an amount sufficient to cover the costs and expenses of any claim pending on the first anniversary of the Closing Date and the Shareholders shall escrow such amount of shares of CCC Common Stock or cash from the Pledged Assets to cover their 50% of such costs and expenses. The terms of the escrow shall be mutually satisfactory to CCC and the Shareholders. Notwithstanding anything to the contrary herein, the Shareholders shall be entitled to satisfy any claim relating to the Pledged Assets with cash, in lieu of shares of CCC Common Stock constituting Pledged Assets. If the payment by CCC of all costs and expenses of any Shareholder's purchaser representative pursuant to the first sentence of this Section 7.23 is unavailable, then CCC, in lieu of making such payment, shall contribute to the amount paid or payable by such Shareholder's purchaser representative as a result of any such claim or lawsuit in such proportion as is appropriate to reflect the relative fault of such Shareholder's purchaser representative, on the one hand, and CCC, on the other hand, in connection with the actions or inactions giving rise to such claim or lawsuit, as well as any other relevant equitable considerations, including, without limitation, the parties' relative intent, knowledge and access to information. The obligations of the Shareholders pursuant to this Section 7.23 shall be on a joint and several basis.

     7.24 GUARANTEED DEBT. It is understood and agreed that the Shareholders will seek to have all personal guarantees (by pledge of assets or otherwise) of any Shareholder released in connection with consummation of the Merger and that CCC will cooperate with the Shareholders in such effort. Following the Closing CCC will not and will cause the Surviving Corporation not to draw under any line of credit or other indebtedness the repayment of which has been personally guaranteed by a Shareholder (by pledge of assets or otherwise) unless and until such personal guarantee (including any pledge of assets) has been fully released.

     7.25 INDEBTEDNESS.

          (a) It is understood and agreed that the four demand notes identified on SCHEDULE 5.11 shall be modified prior to Closing according to the terms and conditions detailed on SCHEDULE 5.11.

          (b) It is understood and agreed that the six notes dated December 31, 1997 identified on SCHEDULE 5.11 will be forgiven by the holders at Closing.

     7.26 RELEASE OF PLEDGES. It is understood and agreed that the pledges of stock identified on SCHEDULE 5.4 will be released on or before the Closing Date and all outstanding stock of the Company will be free and clear of all Liens.

     7.27 PROFIT SHARING PLAN. It is understood and agreed that on or before the Closing Date, the Profit Sharing Plan will sign as a party to this Agreement, agreeing to be bound by all the terms and conditions contained herein.

     7.28 SHAREHOLDERS' AGREEMENT. It is understood and agreed that on or before the Closing Date, the Shareholders' Agreements between the Company and the Shareholders identified on SCHEDULE 5.4 will be terminated.

     7.29 REAL PROPERTY.

          (a) It is understood and agreed that on or before the Closing Date, the Englewood Purchaser will purchase the Englewood Property and will fully satisfy the two mortgage loans identified on SCHEDULE 5.18.

          (b) It is understood and agreed that upon the sale of the Englewood Property, the Englewood Purchaser will lease the Englewood Property to the Company on the terms and conditions set forth on EXHIBIT 5.15(H).

     7.30 AGREEMENT IN CONNECTION WITH THE SHAREHOLDER'S IRREVOCABLE LIFE INSURANCE TRUST. It is understood and agreed that prior to the Closing Date, the Agreement in connection with the Shareholder's Irrevocable Life Insurance Trust as identified on SCHEDULE 5.4 will be terminated.

8.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CCC AND NEWCO

     The obligation of CCC and Newco to effect the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of the following conditions and deliveries:

     8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. (a) All of the representations and warranties of the Shareholders and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except (i) to the extent any such representation or warranty is expressly stated only as of a specified earlier date or dates, in which case such representation and warranty shall be true and accurate as of such earlier specified date or dates (but also subject to clause
(iii) of this Section 8.1(a)), (ii) for changes that are permitted or contemplated pursuant to this Agreement or (iii) where the consequence of the matter set forth in such representation and warranty having failed to be true and accurate as of the date when made, on the Closing Date or on such earlier specified date would not, in the reasonable discretion of CCC and Newco, have a Group Material Adverse Effect, as defined below; (b) all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Shareholders on or before the Closing Date shall have been duly complied with, performed or satisfied, except to the extent that the consequence of the failure of the Company and the Shareholders to have so complied with, performed or satisfied would not have a Material Adverse Effect; and (c) a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Company and by the Shareholders shall have been delivered to CCC. For purposes of this Agreement, "Group Material Adverse Effect" means a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of the Group Companies taken as a whole, provided that the foregoing shall not include any material adverse effect attributable to (a) factors affecting the electrical contracting industry generally, (b) general national, regional or local economic or financial conditions, (c) change in governmental or legislative laws, rules or regulations, or (d) actions taken by CCC or any affiliate of CCC.

     8.2  NO LITIGATION.   No temporary restraining order, preliminary or
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging CCC's proposed acquisition of the Company, limiting or restricting CCC's conduct or operation of the business of the Company (or its own business) following the Merger or restraining or prohibiting the Company or the Shareholders from consummating the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature having a reasonable likelihood of success pending or threatened against CCC, Newco, the Shareholders or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, financial condition or results of operations of CCC and its subsidiaries taken as a whole or the Company; provided, however, that CCC and Newco shall be required to effect the Merger (and this condition shall be deemed satisfied) if the foregoing matters (including those set forth in
Section 8.1 above), taken together, would not, in the reasonable discretion of CCC and Newco, have a Group Material Adverse Effect.

     8.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in the business, operations, properties, assets, or condition (financial or otherwise) of the Group Companies, taken as a whole, since the date of this Agreement; and CCC shall have received a certificate signed by each Shareholder dated the Closing Date to such effect with respect to the Company only; provided, however, that

CCC and Newco shall be required to effect the Merger (and this condition shall be deemed satisfied) if the foregoing matters, taken together, would not, in the reasonable discretion of CCC and Newco, have a Group Material Adverse Effect.

     8.4  CONSENTS AND APPROVALS.  All consents marked with an asterisk on
SCHEDULE 5.3 or SCHEDULE 5.14 (the "Required Consents"), shall have been
                                    -----------------
obtained. No action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

     8.5 OPINION OF COUNSEL. CCC shall have received an opinion from counsel to the Company and the Shareholders, dated the Closing Date, in substantially the form of EXHIBIT 8.5.

     8.6 CHARTER DOCUMENTS. CCC shall have received (a) a copy of the Articles of Incorporation of the Company certified by an appropriate authority in the state of its incorporation and (b) a copy of the By-laws of the Company certified by the Secretary of the Company.

     8.7 QUARTERLY FINANCIAL STATEMENTS. CCC shall have received from the Company completed quarterly financial statements for any quarter ending after the date of the Interim Financials in a form reasonably satisfactory to CCC.

     8.8 DELIVERY OF CLOSING FINANCIAL CERTIFICATE. CCC shall have received a certificate (the "Closing Financial Certificate"), dated as of the Closing Date,
                  -----------------------------
signed on behalf of the Company and by the Shareholders, setting forth:

          (a) the net worth of the Company as of the last day of its most recently ended fiscal year;

          (b) the net worth of the Company as of January 31, 1998; and

          (c) the Company's 1997 Adjusted EBIT.

     8.9 FIRPTA COMPLIANCE. The Company shall have delivered to CCC a properly executed statement in a form reasonably acceptable to CCC for purposes of satisfying CCC's obligations under Treas. Reg. (S) 1.1445-2(b).

     8.10 EMPLOYMENT AGREEMENTS. Donald G. White shall enter into, at Closing, an employment agreement with the Surviving Corporation in substantially the form of EXHIBIT 8.10 hereto.

      8.11 AFFILIATE AGREEMENTS. The Shareholders listed on SCHEDULE 5.31 shall have entered into an Affiliate Agreement in the form set forth as EXHIBIT 8.11.

     8.12 SHAREHOLDERS' RELEASE. The Shareholders shall each have delivered to CCC an instrument dated the Closing Date in the form of EXHIBIT 8.12.

     8.13 RELATED PARTY RECEIVABLES AND AGREEMENTS. Except with respect to the items on SCHEDULE 8.13, all employees, shareholders, directors, officers and Affiliates of the Company shall have repaid in full all obligations to the Company in respect of borrowings or advances. The Related Party Agreements set forth in SCHEDULE 8.13 shall have been terminated as of the Closing.

     8.14 CONSUMMATION OF GROUP MERGER TRANSACTION. The Group Merger Transaction shall occur contemporaneously with the consummation of the transactions contemplated by this Agreement.

     8.15 EMPLOYEE PLAN FIDUCIARY CONDITION. The appropriate fiduciaries of the Profit Sharing Plan shall have received a current valuation report and fairness opinion in such form as may be acceptable to such fiduciaries from a source acceptable to such fiduciaries and such fiduciaries shall have determined, in the exercise of their sole discretion, that the consummation of the transactions contemplated herein at the Closing is fair to and in the best interests of the participants and beneficiaries of the Profit Sharing Plan.

     8.16 SALE OF STOCK TO ESOP AND CONVERSION OF ESOP TO A PROFIT SHARING PLAN. If Donald G. White has sold shares of the Company to the ESOP Trust, then following such sale but prior to Closing, the Company shall have converted the ESOP to a Profit Sharing Plan.

     8.17 SALE OF ENGLEWOOD PROPERTY AND SUBSEQUENT LEASEBACK. The Shareholders or any Person controlled by such Shareholders shall have purchased the Englewood Property from the Company on terms and conditions as set forth on EXHIBIT 5.15(G). Immediately upon the sale of the Englewood Property, the Englewood Purchaser will lease the Englewood Property to the Company on the terms and conditions as set forth on EXHIBIT 5.15(H).

9.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

     The obligation of the Shareholders and the Company to effect the Merger are subject to the satisfaction or waiver, at or before the Effective Time, of the following conditions and deliveries:

     9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of CCC and Newco contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by CCC and Newco on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of CCC shall have been delivered to the Company and the Shareholders.

     9.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging CCC's proposed acquisition of the Company, limiting or restricting CCC's conduct or operation of the business of the Company (or its own business) following the Merger or restraining or prohibiting the Company or the Shareholders from consummating the transactions contemplated hereby shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature having a reasonable likelihood of success pending or threatened, against CCC, Newco, the Shareholders, or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, financial condition, results of operations or prospects of CCC and its subsidiaries taken as a whole.

     9.3 CONSENTS AND APPROVALS. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation by CCC and Newco of the transactions contemplated herein, shall have been obtained and made. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

     9.4 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have afforded Donald G. White the opportunity to enter into, at Closing, an employment agreement with the Surviving Corporation in substantially the form of EXHIBIT
8.10 hereto.

     9.5 TAX CERTIFICATE DELIVERY. A certificate substantially in the form attached hereto as EXHIBIT 9.5, dated the Closing Date and signed by the President or any Vice President of CCC and Newco, shall have been delivered to tax counsel for the Shareholders.

     9.6 SATISFACTION WITH SHAREHOLDER RELEASE AND AFFILIATE AGREEMENTS. Each Shareholder shall be reasonably satisfied with the form of the Affiliate Agreement and Shareholder Release to be executed by them pursuant to Section
8.11 and Section 8.12.

     9.7 TAX OPINION. The Shareholders shall have received from Dow, Lohnes & Albertson, PLLC, tax counsel to the Shareholders, that the Merger qualifies as a reorganization as defined under Code Section 368(a)(1)(A).

     9.8 CONSUMMATION OF GROUP MERGER TRANSACTION. The Group Merger Transaction shall occur contemporaneously with the consummation of the transactions contemplated by this Agreement.

     9.9 EMPLOYEE PLAN FIDUCIARY CONDITION. The appropriate fiduciaries of the Profit Sharing Plan shall have received a current valuation report and fairness opinion in such form as may be acceptable to such fiduciaries from a source acceptable to such fiduciaries and such fiduciaries shall have determined, in the exercise of their sole discretion, that the consummation of the transactions contemplated herein at the Closing is fair to and in the best interests of the participants and beneficiaries of the Profit Sharing Plan.

     9.10 BOARD EXPANSION. CCC shall have increased the size of its Board of Directors to six members and, as contemplated by Section 7.13, a representative of the Group Companies shall have been duly elected to such Board of Directors.

     9.11 REGISTRATION STATEMENT. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the SEC and the shares of CCC Common Stock to be issued as part of the Base Merger Consideration shall have been approved for listing on Nasdaq.

     9.12 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in the business, operations, properties, assets, or condition (financial or otherwise) of CCC and its subsidiaries, taken as a whole, since the date of this Agreement, and the Shareholders shall have received a certificate signed by CCC and Newco dated the Closing Date to such effect; provided, however, that the Shareholders and the Company shall be required to effect the Merger (and this condition shall be deemed satisfied) if the foregoing matters, taken together, would not, in the reasonable discretion of the Shareholders and the

Company, have a material adverse effect on the business operations, properties, assets or conditions, financial or otherwise, of CCC and its subsidiaries taken as a whole.

     9.13 OFFICER AND DIRECTORS OF SURVIVING CORPORATION. The persons set forth on SCHEDULE 1.2(C) shall have been appointed, effective at the Effective Time, to serve as officers and directors of the Surviving Corporation.

     9.14 INTERIM BALANCE SHEET. The Company shall deliver to CCC true, complete and correct copies of the Company's unaudited balance sheet (the "Interim
                                                                  -------
Balance Sheet") as of January 31, 1998 and income statement and statement of
-------------
cash flows, for the ____-month period then ended (collectively, the "Interim
                                                                     -------
Financials," and together with the Audited Financials, the "Company Financial
----------                                                  -----------------
Statements"). Except  as noted on the auditors' report accompanying the Audited
----------
Financials, the Company Financial Statements have been prepared in accordance with GAAP consistently applied, subject to, in the case of the Interim Financials, (i) the exceptions stated on SCHEDULE 5.10, and (ii) the omission of footnote information. Except as set forth in SCHEDULE 5.10 or as noted on the accompanying auditor's report, each balance sheet included in the Company Financial Statements presents fairly the financial condition of the Company as of the date indicated thereon, and each of the income statements included in the Company Financial Statements presents fairly the results of its operations for the periods indicated thereon, in each case in accordance with GAAP.


10.  INDEMNIFICATION

     10.1 GENERAL INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders (other than the Shareholders set forth on SCHEDULE 5 who shall not be required to indemnify any party hereunder), jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless CCC, Newco and the Surviving Corporation and their respective officers, directors, employees, shareholders, assigns, successors and affiliates (individually, a "CCC Indemnified Party" and
                                                      ---------------------
collectively,  the "CCC Indemnified Parties") from, against and in respect of:
                    -----------------------

          (a) all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages), costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered,
                                                    -------
sustained, incurred or paid by the CCC Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

               (i) any breach of any representation or warranty of the Shareholders or the Company set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of any Shareholder or the Company in connection herewith; or

               (ii) any nonfulfillment of any covenant or agreement by the Shareholders or, prior to the Effective Time, the Company, under this Agreement; or

               (iii) the assertion against any CCC Indemnified Party of any Damages relating to the business, operations or assets of the Company prior to the Closing Date or the actions or omissions of the directors, officers, shareholders, employees or agents of the Company prior to the Closing Date, other than Damages arising from matters expressly disclosed in the Company Financial Statements, this Agreement or the Schedules to this Agreement; or

               (iv) the matters disclosed on SCHEDULES 5.23 (conformity with law; litigation), 5.24 (taxes), 5.27 (environmental matters), 5.5 (ESOP) and any receivables from related persons that are listed on Schedule 8.13 and are not repaid pursuant to their terms; and

          (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 10.1.

     10.2 GENERAL INDEMNIFICATION BY CCC AND NEWCO.   CCC and Newco, jointly and
severally, covenant and agree to indemnify, defend, protect and hold harmless the Shareholders and their respective officers, directors, employees, shareholders, assigns, successors and affiliates (individually, a "Shareholder
                                                                    -----------
Indemnified Party" and collectively,  the "Shareholder Indemnified Parties")
-----------------                          -------------------------------
from, against and in respect of:

          (a) all Damages suffered, sustained, incurred or paid by the Shareholder Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

               (i) any breach of any representation or warranty of CCC or Newco set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of any CCC or Newco in connection herewith; or

               (ii) any nonfulfillment of any covenant or agreement by CCC or Newco under this Agreement;

          (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 10.2.

     10.3 LIMITATION AND EXPIRATION.  Notwithstanding the above:

          (a) there shall be no liability for indemnification under Section 10.1 or Section 10.2 unless and until the aggregate amount of Damages exceeds one percent (1%) of the Base Merger Consideration (the "Indemnification Threshold"),
                                                    -------------------------
at which time the Indemnifying Party (defined in Section 10.4 below) shall be liable for all Damages from the first dollar; provided, however, that the Indemnification Threshold shall not apply to (i) adjustments to the Merger Consideration as set forth in Sections 2.2 and 3.1, which adjustments shall not constitute Damages; (ii) Damages arising out of any breaches of the covenants of the Shareholders set forth in this Agreement or representations and warranties made in Sections 5.4 (capital stock of the Company), 5.5 (transactions in capital stock), 5.18 (material contracts and commitments), 5.23 (conformity with law; litigation), 5.24 (taxes), 5.27 (environmental matters) or resulting from any receivables from related persons that are listed on Schedule 8.13 and are not repaid pursuant to their terms; (iii) Damages described in Section 10.1(a)(iv), or (iv) Damages arising out of any breaches of the covenants of CCC or Newco set forth in this Agreement or representations and warranties made in
Section 6.2 (CCC Common Stock), 6.5 (Capitalization), Section 6.6 (litigation),
6.8 (CCC Prospectus), or 6.9 (Registration Statement);

          (b) the aggregate amount of any liability for Damages of the Shareholders, CCC and Newco under this Article 10 shall not exceed 50% of the Merger Consideration except with regard to any Damages that occur as a result of fraudulent misrepresentations or fraudulent acts of the Shareholders, CCC or Newco, as applicable;

          (c) the indemnification obligations under this Article 10, or under any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this Section 10.3(c):

               (i)

                    (1) except as to representations, warranties, and covenants specified in clause (i)(2) of this Section 10.3(c), the first anniversary of the Closing Date, or

                    (2) (w) with respect to representations and warranties of the Shareholders contained in Sections 5.22 (employee benefit plans), 5.24 (taxes), 5.27 (environmental matters), and the indemnification set forth in Sections 10.1(a)(ii) (with respect to pre-closing covenants only), 10.1(a)(iii), 10.1(a)(iv), or 10.2(a)(ii) (with respect to pre-closing covenants only) on (A) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof agreed to by the party from whom indemnification is sought), or (B) if there is no applicable statute of limitation, (i) four (4) years after the Closing Date if the Claim is related to the cost of investigating, containing, removing, or remediating a release of Hazardous Material into the environment, or (ii) two
(2) years after the Closing Date for any other Claim covered by clause (i)(2)(B) of this Section 10.3(c), (x) with respect to covenants of the Shareholders to be performed after the Closing Date until fully performed and discharged, (y) with respect to covenants of CCC and Newco contained in Section 7.15 or the representations, warranties and covenants set forth in the certificate delivered by or on behalf of CCC and Newco pursuant to Section 9.5, until the expiration of the longest applicable federal or state statute of limitations (including extensions thereof agreed to by the party from whom indemnification is sought), and (z) with respect to the covenants or agreements of CCC and Newco to be performed after the Closing Date until fully performed and discharged; or

               (ii) with respect to a particular claim or demand, the final resolution of such claim or demand (but not any other claim or demand) pending as of the relevant dates described in clause (i) of this Section 10.3(c) (such claims referred to as "Pending Claims");
                       --------------

          (d) in no event will any CCC Indemnified Party be entitled to indemnification hereunder for the breach of a representation, warranty or covenant where the identical subject matter thereof has also resulted in, or caused, a Merger Consideration Adjustment to the Base Merger Consideration pursuant to Section 3.1;

          (e) in no event will any CCC Indemnified Party be entitled to any indemnification hereunder from any Shareholder that is an employee benefit plan within the meaning of ERISA Section 3(3) to the extent that such indemnification could: (i) result in a transaction prohibited under ERISA Section 406 or Code
Section 4975; (ii) give rise to a claim for breach of any such plan fiduciaries' duties with respect to such plan; or (iii) otherwise violate any applicable provision of ERISA or the Code; or

          (f) in no event will any CCC Indemnified Party be entitled to joint and several indemnification hereunder for the breach by any Shareholder of the provisions of Article 11 or Article 12 hereof; it being understood and agreed that the CCC Indemnified Party shall be entitled to indemnification only from the Shareholder breaching Article 11 or Article 12, as applicable.

          (g) the Shareholders shall have no liability under this Article 10 in respect of any Damages the full value of which have been recouped by CCC as a result of (i) the payment by the Shareholders to the Surviving Corporation or CCC of uncollected Accounts Receivable pursuant to Section 7.2 or (ii) CCC's not having to pay to the Shareholders any portion of the Contingent Merger Consideration because of any failure to achieve the targets set forth in Section 2.3(a) (i) herein.

          (h) After the Effective Time, indemnification pursuant to this Section 10 shall be the sole and exclusive remedy of any Indemnified Party for any breach of any representation, warranty, covenant or other agreement herein or otherwise arising out of or in connection with the transactions contemplated by this Agreement or the operations of the Company, whether such claim may be asserted as a breach of contract, tort, a violation or breach of the 1933 Act or the rules and regulations promulgated thereunder or otherwise, except with regard to Damages that occur as a result of fraudulent misrepresentations or fraudulent acts of the Company, the Shareholders, CCC or Newco, as applicable.

     10.4 INDEMNIFICATION PROCEDURES. All claims or demands for indemnification under this Article 10 ("Claims") shall be asserted and resolved as follows:
                        ------

          (a) In the event that any CCC Indemnified Party or Shareholder Indemnified Party, as applicable (in either case, an "Indemnified Party") has a
                                                      -----------------
Claim against any party obligated to provide indemnification pursuant to this
Article 10  (individually and collectively, the "Indemnifying Party") which does
                                                 ------------------
not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim
                                                                         -----
Notice").  If the Indemnifying Party does not notify the Indemnified Party
------
within thirty days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 10.4(a), the Indemnified Party shall respond in a written statement to the objection within thirty days and, for sixty days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to such Claim (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

          (b)


               (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified
                                       -----------------
Party shall deliver a Claim Notice including a copy of the claim if such claim was made in writing to the Indemnifying Party. The Indemnifying Party shall have thirty days from the date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

               (ii) In the event that the Indemnifying Party timely notifies the Indemnified Party that the Indemnifying Party does not dispute the Indemnifying Parties' obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. The Indemnified Party shall cooperate with the Indemnifying Party's defense against any third-party claim. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

               (iii) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on the assets, liabilities, financial condition or results of operations of the Indemnified Party (or on the Surviving Corporation but only if the Indemnified Party is CCC and/or Newco in such an instance), the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim; provided, however, that the Indemnified Party will not settle any such Third Party Claim without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

          (c) Subject to the provisions of Section 10.3, the Indemnified Party's failure to give reasonably prompt notice as required by this Section
10.4 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudices the Indemnifying Party.

          (d) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Article 10, provided that the Indemnified Party shall be obligated to make reasonable efforts to continue pursuing any payment pursuant to the terms of any insurance policy or to assign its rights under such policy to the Indemnifying Party.

     10.5 SURVIVAL OF REPRESENTATIONS WARRANTIES. The representations of each of the Company, the Shareholders, CCC and Newco will survive the Closing until, and will expire upon, the termination of the indemnification obligations as provided in Section 10.3(e).

     10.6 RIGHT TO SET OFF. CCC shall have the right, but not the obligation, to set off, in whole or in part, against the Pledged Assets, amounts finally determined under Section 10.4 to be owed to CCC by the Shareholders under
Section 10.1 hereof, and subject to the limitations in Sections 3.2(c) and 10.3 hereof.

11.  NONCOMPETITION

      11.1 PROHIBITED ACTIVITIES. Except as described on SCHEDULE 11.1 hereto or as otherwise provided in an employment agreement with CCC or a subsidiary of CCC, the Surviving Corporation or any other subsidiary of CCC, each Shareholder agrees that for a period of two years following the Closing Date, he/she shall not:

           (a) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Holding Company or any of its subsidiaries within 100 miles of any office of the Holding Company or any office of any of the Holding Company's subsidiaries (the "Territory");
----------

           (b) call upon any person who is, at that time, within the Territory, an employee of the Holding Company or any subsidiary of the Holding Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Holding Company or any subsidiary of the Holding Company;

           (c) call upon any person within the Territory who is, at that time, or has been, within one year prior to that time, a customer of the Holding Company or any subsidiary of the Holding Company, for the purpose of soliciting or selling products or services in direct competition with the Holding Company or any subsidiary of the Holding Company within the Territory;

           (d) call upon any person who is, at the time, or has been, within one year prior to that time, a customer of CCC and/or any subsidiary or affiliate of CCC with whom the Shareholder has had personal contact for the purpose of soliciting or selling products or services in direct competition with CCC and/or any subsidiary or affiliate of CCC; or

           (e) on the Shareholder's behalf or on behalf of any competitor, call upon any person as a prospective acquisition candidate who was, to the Shareholder's knowledge, either called upon by the Holding Company or a subsidiary of the Holding Company as a prospective acquisition candidate or was the subject of an acquisition analysis by the Holding Company or any subsidiary of the Holding Company. The Shareholder, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with any prospective acquisition candidate upon being informed, in writing, that the Holding Company or any subsidiary of the Holding Company had so called upon such candidate or made an acquisition analysis thereof.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Shareholder subject to this Article 11 from acquiring as an investment not more than one percent of the outstanding voting capital stock of a competing business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association.

     11.2 DAMAGES. Because of the difficulty of measuring economic losses to CCC and the Surviving Corporation as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to CCC and the Surviving Corporation for which they would have no other adequate remedy, each Shareholder subject to this Article 11 agrees that, in the event of a breach by them of the foregoing covenant, the covenant may be enforced by CCC or the Surviving Corporation by, without limitation, injunctions and restraining orders.

     11.3 REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Article 11 impose a reasonable restraint on the Shareholders subject to this Article 11 in light of the activities and business of CCC on the date of the execution of this Agreement and the current and future plans of CCC and the Surviving Corporation (as successors to the businesses of the Company).

     11.4 SEVERABILITY; REFORMATION. The covenants in this Article 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     11.5 INDEPENDENT COVENANT. All of the covenants in this Article 11 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Shareholders against the Company, the Surviving Corporation or CCC, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. It is specifically agreed that the period of two years stated above, shall be computed by excluding from such computation any time during which any Shareholder subject to this Article 11 is in violation of any provision of this Article 11 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action CCC or the Surviving Corporation seeks to enforce the agreements and covenants of the Shareholders set forth in this Article 11 or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement; provided, however, that if any Shareholder is found not to be in violation of the agreements or covenants in any such activity the period during which the action was pending shall not be excluded from such computation.

     11.6 MATERIALITY. CCC, the Company and each Shareholder hereby agree that the covenants set forth in this Article 11 are a material and substantial part of the transactions contemplated by this Agreement, and that no portion of the Base Merger Consideration or the Contingent Merger Consideration shall be paid for or allocated to the covenants set forth in this Article 11.

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      12. CONFIDENTIALITY.

          (a) None of the parties hereto will use or disclose to third parties (except as may be necessary for the consummation of the transactions contemplated hereby, or as required by law, including, without limitation, in connection with legal proceedings relating to this Agreement and the transactions contemplated hereby, or otherwise pursuant to subpoena or the request of a governmental authority, and then only with prior notice to the other parties hereto, including delivery of a copy of the subpoena or request, if applicable) this Agreement, any information (including, without limitation, financial information) received from any other party hereto or its agents in the course of investigating, negotiating and performing the transactions contemplated by this Agreement or any confidential information of the Company or the Surviving Corporation received or that any such party receives in the future relating to the Company or the Surviving Corporation (such as lists of customers, operational policies and pricing and cost policies that are valuable, special and unique assets of the Company or the Surviving Corporation or the business of the Company or the Surviving Corporation; provided, however, that each party may disclose such information to such party's officers, directors, employees, lenders, advisors, attorneys and accountants who need to know such information in connection with the consummation of the transactions contemplated by this Agreement and who are informed by such party of the confidential nature of such information. Nothing shall be deemed to be confidential information that: (1) is already in such party's possession, provided that such information is not known by such party to be subject to another confidentiality agreement with or other obligation of secrecy to the other party hereto or another party, or (2) becomes generally available to the public other than as a result of a disclosure by such party or such party's officers, directors, employees, lenders, advisors, attorneys or accountants, or (3) becomes available to such party on a non-confidential basis from a source other than the other party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to the other party hereto or another party, or (4) is developed independently by either party without resort to the confidential information of the other party. In the event this Agreement is terminated and the transactions contemplated hereby abandoned, each party will return to the other party all written confidential information (including all documents, work papers and other written confidential material) obtained by the such party from any other party, or developed by such party based on confidential information, in connection with the transactions contemplated by this Agreement.

          (b) No party shall publish any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of each other party, which shall not be withheld unreasonably; provided, however, that nothing contained in this Agreement shall prevent any party, after notification to each other party, from making any filings with governmental authorities that, in its judgment, may be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     12.2 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, CCC, the Surviving Corporation and the Shareholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders. Nothing herein shall be construed as prohibiting any party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

13.  GENERAL

     13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

          (a) by mutual written consent of the Boards of Directors of CCC and the Company; or

          (b) by the holders of a majority of the voting stock of the Company and the Company as a group on the one hand, or by CCC, on the other hand, if the Closing shall not have occurred on or before March 15, 1998, provided that the right to terminate this Agreement under this Section 13.1(b) shall not be available to either party (with the Shareholders and the Company deemed to be a single party for this purpose) whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

          (c) by the holders of a majority of the voting stock of the Company and the Company as a group on the one hand, or by CCC, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Shareholders and the Company deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date; or

          (d) by the holders of a majority of the voting stock of the Company and the Company as a group on the one hand, or by CCC, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule or regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make the consummation of the Merger illegal; or

     13.2 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either or both of CCC and/or the holders of the majority of the voting stock of the Company and the Company (with such Shareholders and the Company deemed to be a single party for purposes of this Section 13.2) pursuant to Section 13.1, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any of the rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement. If this Agreement is terminated as provided herein:

               (i) None of the parties hereto nor any of their respective partners, directors, officers, shareholders, employees, agents, or affiliates shall have any liability or further obligation hereunder except with respect to
Section 7.22, Article 12 and Article 13; and

               (ii) All filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other person to which made.

          (b) (i) If this Agreement is terminated pursuant to Section 13.1 and any party shall be in material breach of any of its obligations, representations, warranties or covenants set forth in this Agreement, the other party shall have the right to pursue all legal or equitable remedies for breach of contract or otherwise, and

               (ii) Without limiting the generality of the foregoing, or any applicable law, neither CCC and Newco, on the one hand, nor the Company and the Shareholders, on the other hand, may rely on the failure of any condition precedent set forth in Articles 8 and 9 to be satisfied as a ground for termination of this Agreement by such party if such failure was caused by such party's (or parties') failure to act in good faith, or a breach of or failure to perform its representations, warranties, covenants or other obligations in accordance with the terms hereof.

     13.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CCC and the other parties hereto, and the heirs and legal representatives of the Shareholders.

     13.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Each of the Schedules to this Agreement is incorporated herein by this reference and expressly made a part hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered (which deliveries may be made by telefax) shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument.

     13.6 BROKERS AND AGENTS. CCC and Newco (as a group) and the Company and each Shareholder (as a group) each represents and warrants to the other that except as set forth in this Section 13.6, it/they has/have not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the other against all losses, damages or expenses relating to or arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such party.

     13.7 EXPENSES. CCC has paid and will pay the fees, expenses and disbursements of CCC and Newco and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement.
In addition, CCC will pay all fees and expenses relating to obtaining licenses, permits, surety bonds, insurance, transfer applications, business credit reports and the related qualifications for Newco, the other subsidiaries newly formed by CCC to effect the Group Merger Transaction and the Surviving Group Companies, including the Surviving Corporation, up to an aggregate amount of $100,000. Any such fees and expenses of the Surviving Group Companies in excess of $100,000 shall be split between CCC on the one hand and the shareholders of the Group Companies on the other. Except with respect to FMI Corporation and the part of the fee to Neil McCarthy referred to below, the Shareholders (and not the Company) have paid and will pay the fees, expenses and disbursements of the Shareholders, the Company, and their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement. It is agreed that the fees and expenses relating to any HSR Act filing will be split between CCC on the one hand and the Shareholders on the other. In addition, it is understood and agreed that CCC shall be solely responsible to pay to FMI Corporation a fee equal to 3% of the Base Merger Consideration plus the Contingent Merger Consideration paid pursuant to this Agreement and Neil McCarthy professional fees equal to $250,000, and the parties set forth on SCHEDULE 13.7 hereof shall be solely responsible to pay Neil McCarthy an amount previously agreed to by the parties for professional fees.
At the election of the Shareholders, any of the foregoing fees contemplated under this SECTION 13.7 payable by them will be paid by CCC or the Company and not the Shareholders, provided that the aggregate amount of the Base Merger Consideration is reduced by the amount of such expenses with any such reduction to have no effect on the calculation of the Group Actual Earn Out EBIT or the payment of the Contingent Merger Consideration.

     13.8 SPECIFIC PERFORMANCE; REMEDIES. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the noncompetition provisions set forth in Article 11 and the confidentiality obligations set forth in Article 12. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

     13.9 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

     If to CCC, Newco or the Surviving Corporation to:

          Consolidation Capital Corporation
          1747 Pennsylvania Avenue, NW
          Suite 900
          Washington DC  20006
          Attn:  F. Traynor Beck
          Executive Vice President, General Counsel and Secretary
          (Telefax:  202/833-1274)

          with a required copy to:

          Morgan, Lewis & Bockius LLP
          Linda L. Griggs, Esquire
          1800 M Street, NW
          Washington, D.C.  20036
          (Telefax: 202/467-7176)

     If to any Shareholder to:

          Donald G. White
          2107 W. College Avenue
          Englewood, CO  80110
          (Telefax: 303/975-0104)

          with a required copy to:

          Steven C. Hoth, Esq.

          Berenbaum, Weinshienk & Eason, P.C.
          Suite 2600, Republic Place
          370 Seventeenth Street
          Denver, CO 80202-5626
          (Telefax: 303/629-7610)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

      13.10 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction.

      13.11 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 11.4.

      13.12 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS.  Except as set forth in
Section 7.11, no provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

      13.13 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement.

      13.14 GROUP REPRESENTATIVE AND SHAREHOLDER REPRESENTATIVE. (a) Each of the Shareholders hereby appoints William P. Love, Jr. as his exclusive agent and attorney-in-fact to act on his behalf with respect to any and all matters, claims, controversies, or disputes arising out of the calculation of the Merger Consideration (the "Group Representative"). Each Shareholder understands that
                    --------------------
the Group Representative will represent the shareholders of the Surviving Group Companies. Each Shareholder further agrees that (i), in the case of a dispute regarding the base merger consideration paid by CCC pursuant to the Group Company Agreements (the "Total Base Merger Consideration"), the approval of the
                         -------------------------------
former shareholders of the Group Companies which received a majority of the Total Base Merger Consideration, and (ii), in the case of a dispute regarding the contingent merger consideration to be paid by CCC pursuant to the Group Company Agreements (the "Total Contingent Merger Consideration"), the approval
                         -------------------------------------
of the former shareholders of the Group Companies which would be entitled to receive a majority of the Total Contingent Merger Consideration (the required vote pursuant to (i) and (ii) above is referred to as the "Approval of the Group
                                                           ---------------------
Company Shareholders"),  the Group Representative shall have the power to take
--------------------
any and all actions which the Group Representative believes are necessary or appropriate or in the best interests of all of the shareholders of the Group Companies for and on behalf of such shareholders, as fully as if they were acting on their own behalf, including without limitation, consenting to, and settling any and all claims, disputes or controversies arising with regard to the calculation of the Merger Consideration. CCC and the Surviving Group Companies shall have the right to rely on any actions taken or omitted to be taken by the Group Representative as being the act or omission of the Shareholders, without the need for any inquiry, and any such actions or omissions shall be binding upon the Shareholders. In addition, the shareholders of the Group Companies shall have the right to change the identity of the Group Representative upon the Approval of the Group Company Shareholders, and shall deliver to CCC and the Surviving Group Companies prompt written notice of any such change of identity, which upon receipt by CCC and the Surviving Group Companies will effect said change. Except to the extent prohibited by law, the Shareholders agree to hold the Group Representative free and harmless from and indemnify the Group Representative against any and all loss, damage or liability which he may sustain as a result of any action taken in good faith hereunder, including, without limitation, any legal fees and expenses.

          (b) Each of the Shareholders hereby appoints Donald G. White as his exclusive agent and attorney-in-fact to act on his behalf with respect to any and all matters, claims, controversies, or disputes arising out of the terms of this Agreement (the "Representative"), other than those contained in Section
                     --------------
13.14(a) above.   Each Shareholder further agrees that upon the vote of the
Shareholders holding a majority of the stock of the Company immediately preceding the Closing (the "Shareholder Approval") the Representative shall have
                            --------------------
the power to take any and all actions which the Representative believes are necessary or appropriate or in the best interests of the Shareholders, as fully as if the Shareholders were acting on their own behalf, including without limitation, consenting to, and settling any and all claims, disputes or controversies arising hereunder, conducting all negotiations with and otherwise dealing with CCC and the Surviving Corporation and engaging counsel, accountants and other representatives in connection with the foregoing matters. CCC and the Surviving Corporation shall have the right to rely on any actions taken or omitted to be taken by the Representative as being the act or omission of the Shareholders, without the need for any inquiry, and any such actions or omissions shall be binding upon the Shareholders. The Shareholders shall have the right to change the identity of the Representative upon Shareholder Approval and shall deliver to CCC and the Surviving Corporation prompt written notice of any such change of identity, which upon receipt by CCC and the Surviving Corporation will effect said change. The Shareholders agree to hold the Representative free and harmless from and indemnify the Representative against any and all loss, damage or liability which he may sustain as a result of any action taken in good faith hereunder, including, without limitation, any legal fees and expenses.

      13.15 UNANIMOUS WRITTEN CONSENT OF SHAREHOLDERS. The execution of this Agreement by all of the Shareholders shall constitute unanimous written consent of all of the Shareholders of the Company approving the Plan of Merger within the meaning of the State Corporate Laws.



                          [Execution Page Following]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              CONSOLIDATION CAPITAL CORPORATION


                              By:   /s/ TIMOTHY CLAYTON
                                    ---------------------------------------
                                    Timothy Clayton

                              CCC3 ACQUISITION CO.


                              By:   /s/F. TRAYNOR BECK
                                    ---------------------------------------
                                    F. Traynor Beck


                              RIVIERA ELECTRIC CONSTRUCTION CO.


                              By:   /s/DONALD G. WHITE
                                    ---------------------------------------
                                    Donald G. White


                              SHAREHOLDERS:

                              /s/DONALD G. WHITE
                              ---------------------------------------------
                              Donald G. White


                              /s/DAVID M. WHITE
                              ---------------------------------------------
                              David M. White


                              /s/GARRY LAWRENZ
                              ---------------------------------------------
                              Garry Lawrenz


                              /s/LESLIE C. LITTEN
                              ---------------------------------------------
                              Leslie C. Litten


                              /s/VICKI WATERS
                              ---------------------------------------------
                              Vicki Waters


                              /s/WILLIS T. WIEDEL
                              ---------------------------------------------
                              Willis T. Wiedel

                            Index of Defined Terms
                            ----------------------

                                                                  Section
                                                                  -------
1933 Act.......................................................      2.2(a)
Accounts Receivable............................................        5.12
Actual Closing Net Worth.......................................      3.1(b)
Actual 1997 Adjusted EBIT......................................      3.1(b)
Actual Merger Consideration Adjustment.........................      3.1(c)
Affiliate......................................................        5.31
Agreement......................................................     7.10(c)
Approval of the Group Company Shareholders.....................       13.14
Audited Financials.............................................        5.10
Balance Sheet Date.............................................        5.10
Base Merger Consideration......................................      2.2(a)
CCC............................................................       INTRO
CCC Charter Documents..........................................         6.1
CCC Common Stock...............................................      2.1(c)
CCC Indemnified Parties........................................        10.1
CCC Indemnified Party..........................................        10.1
CCC Prospectus.................................................        5.30
CCC's knowledge................................................           6
CCC's Accountant...............................................   2.3(a)(i)
Certificates...................................................      2.4(b)
Charter Documents..............................................         5.1
Claim Notice...................................................     10.4(a)
Claims.........................................................        10.4
Closing........................................................         4.1
Closing Balance Sheet..........................................        7.20
Closing Date...................................................         4.1
Closing Financial Certificate..................................         8.8
COBRA..........................................................     5.22(e)
Code...........................................................    Recitals
Company........................................................    Recitals
Company 1......................................................    Recitals
Company 2......................................................    Recitals
Company 3......................................................    Recitals
Company 4......................................................    Recitals
Company 5......................................................    Recitals
Company 6......................................................    Recitals
Company Common Stock...........................................    Recitals
Company Financial Statements...................................        5.10
Company Hazardous Materials Activities.........................     5.27(b)
Company's knowledge............................................           5
Company's 1997 Adjusted EBIT...................................      2.2(b)
Company's Closing Net Worth....................................      2.2(b)
Constituent Corporations.......................................    Recitals
Contingent Merger Consideration................................      2.3(a)

controlled group......................................................................          5.22
Conversion Indemnitee.................................................................          7.22
Damages...............................................................................       10.1(a)
Earn Out EBIT Notice..................................................................     2.3(a)(i)
Earn Out Period.......................................................................        2.3(f)
Earn Out Period Average Price.........................................................        2.3(c)
Earn Out Range........................................................................   2.3(a)(iii)
Earn Out Threshold....................................................................    2.3(a)(ii)
Earnings before Interest and Taxes....................................................        2.2(b)
Earnings before Interest and Taxes of the Surviving Group Companies...................     2.3(a)(i)
EBIT Increase.........................................................................        2.2(d)
Effective Time........................................................................           4.2
Environmental Permits.................................................................       5.27(c)
Equipment.............................................................................          5.33
ERISA.................................................................................          5.22
ESOP..................................................................................          7.19
ESOP Purchase Right...................................................................       7.19(b)
ESOP Trust............................................................................       7.19(b)
Financial Adjustment Notice...........................................................        3.1(b)
Financial Certificates................................................................          7.20
GAAP..................................................................................        2.2(b)
golden parachute......................................................................          5.22
Group 1997 Adjusted EBIT..............................................................        2.2(b)
Group 1997 Adjusted EBIT Target.......................................................        2.2(b)
Group Actual Earn Out EBIT............................................................     2.3(a)(i)
Group Closing Net Worth...............................................................        2.2(b)
Group Companies.......................................................................      Recitals
Group Company.........................................................................      Recitals
Group Company Agreements..............................................................      Recitals
group health plans....................................................................       5.22(e)
Group Merger Transaction..............................................................      Recitals
Group Net Worth Target................................................................        2.2(b)
Group Representative..................................................................         13.14
Hazardous Material....................................................................       5.27(a)
Holding Company.......................................................................          7.21
Indemnification Threshold.............................................................          10.3
Indemnified Party.....................................................................       10.4(a)
Indemnifying Party....................................................................       10.4(a)
Intellectual Property.................................................................       5.17(a)
Interim Balance Sheet.................................................................          9.14
Interim Financials....................................................................          5.10
Interim Period Average................................................................        2.2(a)
Inventory.............................................................................          5.33
knowledge of CCC......................................................................             6
knowledge of Newco....................................................................             6
knowledge of the Company..............................................................             5
Laws..................................................................................  5.15(c)(iii)

leased Real Property................................................         5.15(d)
liabilities.........................................................         5.11(d)
Lien................................................................             5.4
Material Adverse Effect.............................................             5.1
Material Contracts..................................................         5.18(a)
Maximum Earn Out Amount.............................................       2.3(a)(i)
Maximum Earn Out Threshold..........................................       2.3(a)(i)
Merger..............................................................        Recitals
Merger Consideration................................................          2.4(a)
Merger Consideration Adjustment.....................................          3.1(b)
Merger Documents....................................................             4.2
Merger Price........................................................          2.2(a)
multiemployer pension plan..........................................            5.22
Net Worth...........................................................          2.2(b)
New Accounting Firm.................................................          2.3(b)
Newco...............................................................        Recitals
Newco's knowledge...................................................               6
Other Group Companies...............................................        Recitals
PBGC................................................................            5.22
Pending Claims......................................................     10.3(c)(ii)
Permits.............................................................            5.14
Permitted Encumbrances..............................................      5.15(c)(i)
Plan of Merger......................................................             1.1
Plans...............................................................            5.22
Pledged Assets......................................................          3.2(a)
Post-Closing Audit..................................................          3.1(b)
Prime Rate..........................................................          2.3(b)
Profit Sharing Plan.................................................            7.19
Proposed Numbers....................................................          3.1(c)
Qualified Plans.....................................................            5.22
Real Property.......................................................         5.15(a)
Registration Statement..............................................             6.9
Related Party Agreements............................................         5.18(a)
Release Date........................................................          3.2(c)
reportable events...................................................         5.22(c)
Representative......................................................        13.14(a)
Required Consents...................................................             8.4
Revised Earn Out EBIT...............................................          2.3(b)
Revised Numbers.....................................................          3.1(c)
Securities Act......................................................         7.10(c)
Specified Percentage................................................     2.3(a)(iii)
State Corporate Laws................................................             1.2
Shareholder.........................................................           INTRO
Shareholder Approval................................................        13.14(b)
Shareholder Indemnified Parties.....................................            10.2
Shareholder Indemnified Party.......................................            10.2
Structures..........................................................     5.15(c)(ii)

Supplemental Financial Certificate.............................         7.20
Surviving Corporation..........................................          1.1
Tax............................................................   5.24(c)(i)
Tax Return.....................................................  5.24(c)(ii)
tax-free reorganization........................................     Recitals
Territory......................................................      11.1(a)
Third Party Claim..............................................   10.4(b)(i)
Title Commitment...............................................       7.3(a)
Title Policy...................................................       7.3(a)
Total Base Merger Consideration................................        13.14
Total Contingent Merger Consideration..........................        13.14
UCC............................................................         5.33
Year-End Net Worth.............................................          5.9